                                                                    EXHIBIT 10.1

--------------------------------------------------------------------------------

                            CREDIT FACILITY AGREEMENT

                          dated as of November 24, 2004

                                      among

                          AMB TOKAI TMK., as Borrower,

                        AMB PROPERTY, L.P., as Guarantor,

                     AMB PROPERTY CORPORATION, as Guarantor,

                            THE BANKS LISTED HEREIN,

                      SUMITOMO MITSUI BANKING CORPORATION,
         as Administrative Agent and Sole Lead Arranger and Bookmanager

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                           ARTICLE I DEFINITIONS

SECTION 1.1.    Definitions..........................................................................     1

SECTION 1.2.    Accounting Terms and Determinations..................................................    28

SECTION 1.3.    Types of Borrowings..................................................................    28

                                          ARTICLE II THE CREDITS

SECTION 2.1.    Commitments to Lend..................................................................    29

SECTION 2.2.    Notice of Borrowing..................................................................    29

SECTION 2.3.    Base Rate Loans, Agent Rate Loans and TIBOR Loans....................................    29

SECTION 2.4.    Intentionally Deleted................................................................    30

SECTION 2.5.    Notice to Banks; Funding of Loans....................................................    30

SECTION 2.6.    Intentionally Deleted................................................................    31

SECTION 2.7.    Method of Electing Interest Rates....................................................    31

(iii)           the next Interest Period Date;.......................................................    31

SECTION 2.8.    Interest Rates.......................................................................    31

SECTION 2.9.    Fees.................................................................................    32

SECTION 2.10.   Maturity Date........................................................................    33

SECTION 2.11.   Mandatory Prepayment.................................................................    33

SECTION 2.12.   Optional Prepayments.................................................................    33

SECTION 2.13.   Security.............................................................................    34

SECTION 2.14.   General Provisions as to Payments....................................................    35

SECTION 2.15.   Funding Losses.......................................................................    35

SECTION 2.16.   Computation of Interest and Fees.....................................................    36

SECTION 2.17.   Use of Proceeds......................................................................    36

                                          ARTICLE III CONDITIONS

SECTION 3.1.    Closing..............................................................................    36

SECTION 3.2.    Borrowings...........................................................................    38

                                 ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.1.    Representations and Warranties by the Guarantors.....................................    39

SECTION 4.2.    Representations and Warranties by Borrower...........................................    45

                               ARTICLE V AFFIRMATIVE AND NEGATIVE COVENANTS

SECTION 5.1.    Information..........................................................................    47

SECTION 5.2.    Payment of Obligations...............................................................    50

SECTION 5.3.    Maintenance of Property; Insurance...................................................    50

SECTION 5.4.    Maintenance of Existence.............................................................    50

SECTION 5.5.    Compliance with Laws.................................................................    50

SECTION 5.6.    Inspection of Property, Books and Records............................................    51

SECTION 5.7.    Existence............................................................................    51

SECTION 5.8.    Financial Covenants..................................................................    51

SECTION 5.9.    Restriction on Fundamental Changes...................................................    53

SECTION 5.10.   Changes in Business..................................................................    54

SECTION 5.11.   AMB Corporation Status...............................................................    54

SECTION 5.12.   Other Indebtedness...................................................................    56

SECTION 5.13.   Forward Equity Contracts.............................................................    56

SECTION 5.14.   Capital Funding Loans................................................................    56

SECTION 5.15.   Construction Progress Reports........................................................    58

                                            ARTICLE VI DEFAULTS

SECTION 6.1.    Events of Default....................................................................    58

SECTION 6.2.    Rights and Remedies with Respect to Event of Default.................................    62

SECTION 6.3.    Intentionally Deleted................................................................    62

SECTION 6.4.    Enforcement of Rights and Remedies...................................................    63

SECTION 6.5.    Notice of Default....................................................................    63

SECTION 6.6.    Intentionally Deleted................................................................    63

SECTION 6.7.    Distribution of Proceeds after Default...............................................    63

                                   ARTICLE VII THE ADMINISTRATIVE AGENT

SECTION 7.1.    Appointment and Authorization........................................................    63

SECTION 7.2.    Agency and Affiliates................................................................    64

SECTION 7.3.    Action by Administrative Agent.......................................................    64

SECTION 7.4.    Consultation with Experts............................................................    64

SECTION 7.5.    Liability of Administrative Agent....................................................    64

SECTION 7.6.    Indemnification......................................................................    65

SECTION 7.7.    Credit Decision......................................................................    65

SECTION 7.8.    Successor Agent......................................................................    65

SECTION 7.9.    Consents and Approvals...............................................................    66

SECTION 7.10.   Cooperation with Organizational Documents and Asset Liquidation Plan Amendments......    66

                                   ARTICLE VIII CHANGE IN CIRCUMSTANCES

SECTION 8.1.    Basis for Determining Interest Rate Inadequate or Unfair.............................    67

SECTION 8.2.    Illegality...........................................................................    67

SECTION 8.3.    Increased Cost and Reduced Return....................................................    68

SECTION 8.4.    Taxes................................................................................    69

SECTION 8.5.    Base Rate Loans Substituted for Affected TIBOR Loans.................................    72

                                         ARTICLE IX MISCELLANEOUS

SECTION 9.1.    Notices..............................................................................    73

SECTION 9.2.    No Waivers...........................................................................    73

SECTION 9.3.    Expenses; Indemnification............................................................    73

SECTION 9.4.    Sharing of Set-Offs..................................................................    75

SECTION 9.5.    Amendments and Waivers...............................................................    75

SECTION 9.6.    Successors and Assigns...............................................................    77

SECTION 9.7.    Collateral...........................................................................    78

SECTION 9.8.    Governing Law; Submission to Jurisdiction; Judgment Currency.........................    79

SECTION 9.9.    Counterparts; Integration; Effectiveness.............................................    80

SECTION 9.10.   WAIVER OF JURY TRIAL.................................................................    80

SECTION 9.11.   Survival.............................................................................    80

SECTION 9.12.   Intentionally Deleted................................................................    80

SECTION 9.13.   Limitation of Liability..............................................................    80

SECTION 9.14.   Recourse Obligation..................................................................    81

SECTION 9.15.   Confidentiality......................................................................    81

SECTION 9.16.   Bank's Failure to Fund...............................................................    81

SECTION 9.17.   Banks' ERISA Covenant................................................................    86

SECTION 9.18.   Bank Ceasing to be a Qualified Institutional Investor................................    87

SECTION 9.19.   Release..............................................................................    88

SECTION 9.20.   English Language.....................................................................    88

SECTION 9.21.   USA PATRIOT ACT......................................................................    88

SECTION 9.22.   OFAC List............................................................................    88

SCHEDULE 1.1(b)      Initial Qualifying Unencumbered Properties
SCHEDULE 4.1 (d)     Disclosure of Additional Material Indebtedness
SCHEDULE 4.1(f)      Guarantor CBA and ERISA Plans
SCHEDULE 5.11(c)(1)  AMB Corporation Investments
SCHEDULE 5.11(c)(2)  AMB Corporation Properties

EXHIBIT A            Description of Tokai Property
EXHIBIT B-1          Form of Mortgage
EXHIBIT B-2          Form of Additional Mortgage
EXHIBIT C            Form of Consent
EXHIBIT D            Notices
EXHIBIT E            Form of Transfer Supplement
EXHIBIT F            Organizational and Structural Chart
EXHIBIT G            Form of Notice of Borrowing
EXHIBIT H            Form of Notice of Interest Period Election
EXHIBIT I            Form of Notice of Prepayment

                            CREDIT FACILITY AGREEMENT

      CREDIT FACILITY AGREEMENT (this "Agreement") dated as of November 24, 2004 among AMB TOKAI TMK, as Borrower ("Borrower"), AMB PROPERTY, L.P., as Guarantor ("AMB LP"), AMB PROPERTY CORPORATION, as Guarantor ("AMB Corporation"), the BANKS listed on the signature pages hereof, SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent and Sole Lead Arranger and Bookmanager.

            The parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

            "Additional Mortgage" has the meaning set forth in Section 2.13(d).

            "Adjusted EBITDA" means EBITDA for such period minus an amount equal to appropriate reserves for replacements of Ten Cents U.S. (US$0.10) (or in the case of any Real Property Asset owned by an Investment Affiliate or by a Consolidated Subsidiary, Guarantors' Share of Ten Cents U.S. (US$0.10)) per square foot per annum for each Real Property Asset (provided that, as to any Real Property Asset acquired during such period such Ten Cents U.S. (US$0.10) per square foot adjustment shall be pro-rated for the period of ownership).

            "Administrative Agent" shall mean Sumitomo Mitsui Banking Corporation in its respective capacity as Administrative Agent hereunder, and its respective permitted successors in such capacity in accordance with the terms of this Agreement.

            "Administrative Questionnaire" means with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to Borrower) duly completed by such Bank.

            "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

            "Agent Rate" shall mean the interest rate which the Administrative Agent offers to leading banks in the Tokyo interbank market deposits in Yen for a period comparable to the applicable Interest Period at or about 11:00 am (Tokyo time) on the second Tokyo Business Day before the first day of the applicable Interest Period.

            "Agent Rate Loan" means a Committed Loan to be made by a Bank as a Agent Rate Loan in accordance with the provisions of this Agreement.

            "Agreement" shall mean this Credit Facility Agreement as the same may from time to time hereafter be modified, supplemented or amended.

            "AMB Corporation" shall mean AMB Property Corporation, a Maryland corporation, a real estate investment trust, which is the general partner of AMB LP and a Guarantor.

            "AMB LP" shall mean AMB Property, L.P., a Delaware limited partnership and a Guarantor.

            "Applicable Fee Percentage" means the respective percentages per annum determined, at any time, based on the range into which AMB LP's Credit Rating then falls, in accordance with the table set forth below. Any change in AMB LP's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Fee Percentage. AMB LP shall have not less than two (2) Credit Ratings at all times. In the event that AMB LP receives only two (2) Credit Ratings (one of which must be from S&P or Moody's), and such Credit Ratings are not equivalent, the Applicable Fee Percentage shall be determined by the lower of such two (2) Credit Ratings. In the event that AMB LP receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the Applicable Fee Percentage shall be determined by the second highest Credit Rating, provided that one of the highest two (2) Credit Ratings shall be from S&P or Moody's; provided, further, that if neither of the highest two (2) Credit Ratings is from S&P or Moody's, then the Applicable Fee Percentage shall be determined by the highest Credit Rating from either S&P or Moody's.

   Range of
   AMB LP's
Credit Rating                          Applicable
 (S&P/Moody's                        Fee Percentage
   Ratings)                          (% per annum)
--------------                       --------------
Non-Investment
Grade                                    0.35

BBB-/Baa3                                0.25

BBB/Baa2                                 0.20

BBB+/Baa1                                0.20

A-/A3 or better                          0.15

            "Applicable Interest Rate" means (i) with respect to any Fixed Rate Indebtedness, the fixed interest rate applicable to such Fixed Rate Indebtedness at the time in question, and (ii) with respect to any Floating Rate Indebtedness, either (x) the rate at which the interest rate applicable to such Floating Rate Indebtedness is actually capped (or fixed pursuant to an interest rate hedging device), at the time of calculation, if either Guarantor has entered into an interest rate cap agreement or other interest rate hedging device with respect thereto or (y) if no Guarantor has entered into an interest rate cap agreement or other interest rate hedging device with respect to such Floating Rate Indebtedness, the greater of (A) the rate at which the interest rate applicable to such Floating Rate Indebtedness could be fixed for the remaining term of such Floating Rate Indebtedness, at the time of calculation, by a Guarantor entering into any unsecured interest rate hedging device either not requiring an upfront payment or if requiring an upfront payment, such upfront payment shall be amortized over the term of such device and included in the calculation of the interest rate (or, if such rate is incapable of being fixed by entering into an unsecured interest rate hedging device at the time of calculation, a fixed rate equivalent reasonably determined by Administrative Agent) or (B) the floating rate applicable to such Floating Rate Indebtedness at the time in question.

            "Applicable Margin" means with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which AMB LP's Credit Rating then falls, in accordance with the table set forth below. Any change in AMB LP's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin. AMB LP shall have not less than two (2) Credit Ratings at all times. In the event that AMB LP receives only two (2) Credit Ratings (one of which must be from S&P or Moody's), and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Credit Ratings. In the event that AMB LP receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the Applicable Margin shall be determined by the second highest Credit Rating, provided that one of the highest two (2) Credit Ratings shall be from S&P or Moody's; provided, further, that if neither of the highest two (2) Credit Ratings is from S&P or Moody's, then the Applicable Margin shall be determined by the highest Credit Rating from either S&P or Moody's.


  Range of              Applicable           Applicable
  AMB LP's              Margin for           Margin for
Credit Rating           Base Rate            TIBOR Loans
  (Ratings)           (% per annum)        (% per annum)
-------------         -------------        -------------
Non-Invest-
ment Grade               0.25                  1.15

BBB-/Baa3                0.00                  0.85

BBB/Baa2                 0.00                  0.70

BBB+/Baa1                0.00                  0.60

A-/A3 or better          0.00                  0.60

            "Asset Liquidation Plan" means a plan that has been duly filed with the Director General of the Kanto Local Finance Bureau pursuant to Article 3 of TMK Law, as amended.

            "Assignee" has the meaning set forth in Section 9.6(c).

            "Balance Sheet Indebtedness" means with respect to any Person and assuming such Person is required to prepare financial statements in accordance with GAAP, without duplication, the Indebtedness of such Person which would be required to be included on the liabilities side of the balance sheet of such Person in accordance with GAAP excluding, in the case of the Guarantors, the Balance Sheet Indebtedness of any Consolidated Subsidiary. Notwithstanding the foregoing, Balance Sheet Indebtedness shall include current liabilities and all guarantees of Indebtedness of any Person.

            "Balloon Payments" shall mean with respect to any loan constituting Balance Sheet Indebtedness, any required principal payment of such loan which is either (i) payable at the maturity of such Indebtedness or (ii) in an amount which exceeds fifteen percent (15%) of the original principal amount of such loan; provided, however, that the final payment of a fully amortizing loan shall not constitute a Balloon Payment.

            "Bank" means each entity (other than a Credit Party) listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

            "Bankruptcy Code" shall mean Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

            "Bankruptcy Law" means any governmental rules of any jurisdiction relating to bankruptcy, insolvency, corporate reorganization, company arrangement, civil rehabilitation, special liquidation, moratorium, readjustment of debt, appointment of a conservator (hozen kanrinin), trustee (kanzai nin), supervisor (kantoku i'in), inspector (chosa i'in) or receiver, or similar debtor relief effecting, including, without limitation, hasan, minji saisei, kaisha seiri, kaisha kosei, tokubetsu seisan and tokutei chotei.

            "Base Rate" means, for any day, a rate per annum equal to the Prime Rate for such day. Each change in the Base Rate shall become effective automatically as of the opening of business on the date of such change in the Base Rate, without prior written notice to Borrower or Banks.

            "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the provisions of this Agreement.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Borrower" means AMB Tokai TMK, a Japan tokutei mokuteki kaisha.

            "Borrowing" has the meaning set forth in Section 1.3.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Tokyo, Japan are customarily closed.

            "Capital Leases" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Capital Funding Loan" shall have the meaning set forth in Section
5.14 hereof.

            "Cash or Cash Equivalents" shall mean (a) cash; (b) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S & P, Moody's or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent ); (d) domestic corporate bonds, other than domestic corporate bonds issued by a Guarantor or any of its Affiliates, maturing no more than two (2) years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two (2) of S & P, Moody's or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (e) variable-rate domestic corporate notes or medium term corporate notes, other than notes issued by a Guarantor or any of its Affiliates, maturing or resetting no more than one (1) year after the date of acquisition thereof and having a rating of at least AA or the equivalent from two of S & P, Moody's or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (f) commercial paper (foreign and domestic) or master notes, other than commercial paper or master notes issued by a Guarantor or any of its Affiliates, and, at the time of acquisition, having a long-term rating of at least A or the equivalent from S & P, Moody's or Fitch and having a short-term rating of at least A-1 and P-1 from S & P and Moody's, respectively (or, if at any time neither S & P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to Administrative Agent); (g) domestic and foreign certificates of deposit or domestic time deposits or foreign deposits or bankers' acceptances (foreign or domestic) in Dollars, Hong Kong Dollars, Singapore Dollars, Pounds Sterling, Euros or Yen that are issued by a bank (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from S & P, Moody's or Fitch and (II) if a domestic bank, which is a member of the Federal Deposit Insurance Corporation; (h) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest; and (i) money market funds invested in investments substantially all of which consist of the items described in clauses (a) through (h) foregoing.

            "Closing Date" means the date on or after the Effective Date on which the conditions set forth in Section 3.1 shall have been satisfied to the satisfaction of the Administrative Agent.

            "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "Collateral Perfection Event" means: (a) the occurrence and continuance of an Event of Default; or (b) the existence of a particular event or condition, the occurrence and continuance of which either Majority Banks or, at its discretion, Administrative Agent reasonably determines will have a Material Adverse Effect if there is any delay by Administrative Agent in filing a permanent registered (hon-touki) Mortgage with respect to the Tokai Property.

            "Commitment" means, with respect to each Bank, the amount set forth under the name of such Bank on the signature pages hereof as its commitment pursuant to this Agreement with respect to any Loans (and, for each Bank which is an Assignee, the amount set forth in the Transfer Supplement entered into pursuant to Section 9.6(c) as the Assignee's Commitment), as such amount may be reduced from time to time in connection with an assignment to an Assignee and increased in connection with an assignment from an Assignor. As of the Closing Date, the aggregate Commitment is Twenty Billion Yen (JPY20,000,000,000).

            "Committed Borrowing" shall have the meaning set forth in Section
1.3.

            "Committed Loan" means a loan made by a Bank pursuant to Section 2.1; provided that, if any such loan or loans (or portions thereof) are combined or subdivided in accordance with the terms hereof, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

            "Consents" has the meaning set forth in Section 7.10.

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity which is consolidated with a Guarantor in accordance with GAAP.

            "Consolidated Subsidiary EBITDA" means, for any period (i) Income from Operations of a Consolidated Subsidiary for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Income from Operations of such Consolidated Subsidiary for such period, plus (iii) Interest Expense deducted in the calculation of Income from Operations of such Consolidated Subsidiary for such period, all of the foregoing without duplication.

            "Consolidated Tangible Net Worth" means, at any time, the tangible net worth of AMB LP, on a consolidated basis, determined in accordance with GAAP, plus preferred units issued by Consolidated Subsidiaries, plus all accumulated depreciation and amortization of AMB LP plus Guarantors' Share of accumulated depreciation and amortization of Investment Affiliates, deducted, in either case, from earnings in calculating Net Income.

            "Construction Asset" has the meaning set forth in the definition of the term "Construction Asset Cost".

            "Construction Asset Cost" shall mean, with respect to a Real Property Asset (or, in the case of any Real Property Asset to be developed in phases, any phase thereof) in which Development Activity has begun (as evidenced by obtaining a permit to commence construction of the applicable industrial or retail improvements by the applicable governmental authority) but has not yet been substantially completed (substantial completion shall be deemed to mean not less than 90% completion, as such completion shall be evidenced by a certificate of occupancy or its equivalent and the commencement of the payment of rent by tenants of such Real Property Asset or phase) (a "Construction Asset"), (i) in the case of the development and construction by AMB LP described in clause (a) of the definition of Development Activity, the aggregate, good faith estimate of the total cost to be incurred by AMB LP in the construction of such improvements (including land acquisition costs); (ii) in the case of the development and construction by a Joint Venture Subsidiary or a Consolidated Subsidiary of AMB
LP) described in clause (a) of the definition of Development Activity, an amount equal to Guarantor's Share of the aggregate, good faith estimate of the total cost to be incurred by such Joint Venture Subsidiary or Consolidated Subsidiary, as applicable, in the construction of such improvements (including land acquisition costs); (iii) in the case of the financing of any development and construction by AMB LP, the amount AMB LP has committed to fund to pay the cost to complete such development and construction, (iv) in the case of the financing of any development and construction by a Joint Venture Subsidiary or a Consolidated Subsidiary of AMB LP, an amount equal to Guarantors' Share of the amount such Joint Venture Subsidiary or such Consolidated Subsidiary, as applicable, has committed to fund to pay the cost to complete such development and construction; (v) in the case of the incurrence of any Contingent Obligations in connection with any development and construction by AMB LP, the amount of such Contingent Obligation of AMB LP, (vi) in the case of the incurrence of any Contingent Obligations in connection with any development and construction by a Joint Venture

Subsidiary or a Consolidated Subsidiary of AMB LP, an amount equal to Guarantors' Share of the amount of such Contingent Obligation of such Joint Venture Subsidiary or such Consolidated Subsidiary, as applicable.

            "Contingent Obligation" as to any Person means, without duplication,
(i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the Net Present Value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the Applicable Interest Rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of AMB LP required to be delivered pursuant to Section 5.1 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to AMB
LP), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations, (ii) in the case of joint and several guarantees given by a Person in whom AMB LP owns an interest (which guarantees are non-recourse to AMB LP), to the extent the guarantees, in the aggregate, exceed 15% of Total Asset Value, the amount which is the lesser of (x) the amount in excess of 15% or (y) the amount of AMB LP's interest therein shall be deemed to be a Contingent Obligation of AMB LP, and
(iii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall be deemed not to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn. All matters constituting "Contingent Obligations" shall be calculated without duplication.

            "Convertible Securities" means evidences of shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, common shares of beneficial interest of AMB Corporation or partnership interests of AMB LP, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

            "Covenant Modification" shall have the meaning set forth in Section 9.5(b).

            "Credit Party" shall mean any of Borrower or a Guarantor and "Credit Parties" shall mean Borrower and Guarantors, collectively.

            "Credit Rating" means the rating assigned by the Rating Agencies to AMB LP's senior unsecured long term indebtedness.

            "Debt Restructuring" means a restatement of, or material change in, the amortization or other financial terms of any Indebtedness of any Guarantor or any Subsidiary or Investment Affiliate.

            "Debt Service" means, for any period and without duplication, Interest Expense for such period plus scheduled principal amortization (excluding Balloon Payments) for such period on all Balance Sheet Indebtedness of Guarantors plus Guarantors' Share of scheduled principal amortization (excluding Balloon Payments) for such period on all Balance Sheet Indebtedness of Investment Affiliates and Consolidated Subsidiaries.

            "Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Default Rate" has the meaning set forth in Section 2.8(d).

            "Development Activity" means (a) the development and construction of industrial or retail facilities by AMB LP or any of its Consolidated Subsidiaries or Joint Venture Subsidiaries excluding Unimproved Assets, (b) the financing by AMB LP or any of its Consolidated Subsidiaries or Joint Venture Subsidiaries of any such development or construction and (c) the incurrence by AMB LP or any of its Consolidated Subsidiaries or Joint Venture Subsidiaries of any Contingent Obligations in connection with such development or construction (other than purchase contracts for Real Property Assets which are not payable until after completion of development or construction).

            "Dollars" and "US$" means the lawful money of the United States.

            "EBITDA" means, for any period (i) Guarantors' Income from Operations for such period, plus (ii) Guarantors' depreciation and amortization expense and other non-cash items deducted in the calculation of Income from Operations for such period, plus (iii) Guarantors' Interest Expense deducted in the calculation of Income from Operations for such period, plus (iv) Guarantors' Share of the Investment Affiliate EBITDA for each Investment Affiliate, plus (v) Guarantors' Share of the Consolidated Subsidiary EBITDA for each Consolidated Subsidiary, all of the foregoing without duplication.

            "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.9.

            "Environmental Affiliate" means any partnership, joint venture, trust or corporation in which an equity interest is owned directly or indirectly by a Credit Party and, as a result of the ownership of such equity interest, AMB LP may have recourse liability for Environmental Claims against such partnership, joint venture, trust or corporation (or the property thereof).

            "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case (with respect to both (i) and (ii) above) as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect on AMB LP.

            "Environmental Laws" means any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the clean up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

            "ERISA Group" means the Guarantors, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all members of an "affiliated service group" which, together with the Guarantors or any Subsidiary, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

            "Event of Default" shall have the meaning set forth in Section 6.1.

            "Existing Credit Agreement" shall mean the Second Amended and Restated Revolving Credit Agreement dated as of June 1, 2004 among AMB LP, as borrower, the Banks listed on the signature pages thereof, and JPMorgan Chase Bank, as Administrative Agent.

            "Existing Credit Agreement Agent" means JPMorgan Chase Bank, the administrative agent under the Existing Credit Agreement, its successors and assigns.

            "Existing Credit Agreement Proposal" shall have the meaning set forth in Section 9.5(b).

            "Extension Date" has the meaning set forth in Section 2.10(b).

            "Extension Fee" has the meaning set forth in Section 2.9(d).

            "Extension Notice" has the meaning set forth in Section 2.10(b).

            "Facility Amount" has the meaning set forth in Section 2.1.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

            "FFO" means "funds from operations," defined to mean, without duplication for any period, Income from Operations, plus (i) Guarantors' Share of Income from Operations of any Investment Affiliate (plus Guarantors' Share of real estate depreciation and amortization expenses of Investment Affiliates), plus (ii) real estate depreciation and amortization expense for such period.

            "Financing Partnerships" means any Subsidiary which is wholly-owned, directly or indirectly, by AMB LP or jointly by the Guarantors provided that AMB Corporation holds, directly or indirectly other than through its interest in AMB LP, no more than a 2% economic interest in such Subsidiary.

            "First Tier JV" has the meaning set forth in Section 5.14.

            "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

            "Fiscal Year" means the fiscal year of Guarantors.

            "Fitch" means Fitch, Inc., or any successor thereto.

            "Fixed Charges" for any Fiscal Quarter period means the sum of (i) Debt Service for such period, (ii) dividends on preferred units payable by AMB LP for such period, and (iii) distributions made by AMB LP in such period to AMB Corporation for the purpose of paying dividends on preferred shares in AMB Corporation. If any of the foregoing Indebtedness is subject to an interest rate cap agreement purchased by a

Guarantor or a Consolidated Subsidiary, the interest rate shall be assumed to be the lower of the actual interest payable on such Indebtedness or the capped rate of such interest rate cap agreement. In no event shall any dividends payable on AMB Corporation's or any Consolidated Subsidiary's common stock be included in Fixed Charges.

            "Fixed Rate Indebtedness" means all Indebtedness which accrues interest at a fixed rate.

            "Floating Rate Indebtedness" means all Indebtedness which is not Fixed Rate Indebtedness and which is not a Contingent Obligation or an Unused Commitment.

            "FMV Cap Rate" means eight and one half percent (8 1/2 %).

            "Foreign Property Interests" shall have the meaning set forth in
Section 5.8(i) hereof.

            "GAAP" means generally accepted accounting principles in the United States recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "Guarantors" means, collectively, AMB LP and AMB Corporation, jointly and severally, and "Guarantor" means individually either AMB LP or AMB Corporation.

            "Guarantors' Share" means AMB LP's and AMB Corporation's direct or indirect share of a Consolidated Subsidiary, a Joint Venture Subsidiary or an Investment Affiliate based upon Guarantors' percentage ownership (whether direct or indirect) of such Consolidated Subsidiary, Joint Venture Subsidiary or Investment Affiliate.

            "Guaranty" means that certain Guaranty of Payment, dated as of the date hereof, by Guarantors, jointly and severally, as guarantors, to Administrative Agent, for the benefit of the Banks, for the payment of Borrower's debt or obligation to the Banks.

            "Governmental Authority" means any nation, government, prefecture, state, city, municipality or other political subdivision thereof or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Governmental Rules" means all applicable statutes, laws, rules, codes, ordinances, decisions, regulations, permits, certificates and orders of any Governmental Authority now or hereafter in effect, in each case, as amended or otherwise modified from time to time and any interpretation thereof by any competent Governmental Authority, including, without limitation, any judicial or administrative order, consent, decree, settlement agreement or judgment.

            "Group of Loans" means, at any time, a group of Loans consisting of
(i) all Committed Loans which are Base Rate Loans at such time, (ii) all Committed Loans which are Agent Rate Loans at such time or (iii) all Committed Loans which are TIBOR Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.5, such Committed Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

            "Improvements" means all foundations, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind or nature now or hereafter located on or incorporated into the Tokai Property.

            "Income from Operations" means, for any period, Net Income before the deduction of (i) Taxes, (ii) minority interests, (iii) gains and losses on asset sales, Debt Restructurings or write-ups or forgiveness of indebtedness,
(iv) gains and losses from extraordinary items, (v) payment of preferred dividends, calculated in conformity with GAAP, and (vi) an adjustment to exclude the straight-lining of rents.

            "Indebtedness" as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money or for the deferred purchase price of property or services, including all liabilities of such Person evidenced by Securities or other similar instruments, (b) all Contingent Obligations of such Person, (c) all indebtedness obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, in excess of 2.5% of Total Liabilities in the aggregate, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of such Person, and (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of, or in the footnotes to the balance sheet of such Person, exclusive, however, of all dividends and distributions declared but not yet paid. Notwithstanding the foregoing, whenever the term "Indebtedness" is used with respect to the Guarantors without expressly stating that such Indebtedness is to be determined on a consolidated basis, such "Indebtedness" shall only include Guarantors' Share of any Indebtedness of a Consolidated Subsidiary.

            "Indemnitee" has the meaning set forth in Section 9.3(b).

            "Insolvency Event" means with respect to any Person: (a) such Person becomes unable to pay its debts generally as such debts become due (shiharai funou), admits to a creditor its inability to pay its debts generally as such debts become due (shiharai teishi) or makes a general assignment or settlement for the benefit of creditors (nin'i seiri); (b) a court having appropriate jurisdiction enters a decree or order for relief in respect of such Person in an involuntary case under any applicable Bankruptcy Law or similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, sequestrator, conservator (hozen kanrinin), trustee (kanzai nin), supervisor (kantoku i'in), inspector (chosei i'in) or similar official of such Person, of all or any substantial part of the property thereof, or orders the winding up or liquidation of the affairs of such Person, and such decree or order remains unstayed and in effect for a period of ninety (90) consecutive days; (c) such Person commences a voluntary proceeding under any applicable Bankruptcy Law or similar law now or hereafter in effect, or consents to or makes no objection against the entry of an order for relief in an involuntary proceeding under any such law, or applies for, consents to or acquiesces in the appointment of or taking possession by a receiver, liquidator, assignee, custodian, sequestrator, conservator (hozen kanrinin), trustee (kanzai nin), supervisor (kantoku i'in), inspector (chosa i'in) or similar official of such Person, of all or any substantial part of the property thereof, or makes any general assignment or settlement for the benefit of the creditors thereof; (d) such Person's assets, such as its bank accounts, are subject to the issuance of an order or a notice of provisional attachment (kari sashiosae), temporary attachment (hozen-sashiosae) or permanent attachment (sashiosae); or (e) the clearing house takes procedures for suspension of such Person's transactions with banks or other financial institutions (torihiki teishi shobun).

            "Interest Expense" means, for any period and without duplication, total interest expense, whether paid, accrued or capitalized, determined in accordance with GAAP, with respect to the Balance Sheet Indebtedness of the Guarantors, plus Guarantors' Share of accrued, paid or capitalized interest with respect to any Balance Sheet Indebtedness of Investment Affiliates and Consolidated Subsidiaries (in each case, including, without limitation, the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility such as capitalized construction interest provided for in a construction loan).

            "Interest Period" means, with respect to each Borrowing, (i) the period commencing on the date of such Borrowing and ending on but excluding the immediately following Interest Period Date and then (ii) each successive period thereafter commencing on the immediately preceding Interest Period Date and ending on but excluding the next Interest Period Date, which shall be 1, 3, or 6 month(s) after the immediately preceding Interest Period Date;

            provided, in any such case, that:

            (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

            (c)   no Interest Period may end later than the Maturity Date; and

            (d) if the Maturity Date is within 1 month from the immediately preceding Interest Period Date, any Interest Period commencing on or after such Interest Period Date shall end on the Maturity Date, and in such case, the term of the Interest Period specified on the Notice of Borrowing or the Notice of Interest Period Election, if applicable, shall be "Other" for such Interest Period.

            "Interest Period Date" means, in respect of each Borrowing, (i) the date specified by Borrower as the first Interest Period Date in the Notice of Borrowing for such Borrowing, and then (ii) the dates thereafter specified by Borrower as Interest Period Dates in the Notice of Borrowing for such Borrowing, each of which shall be 1, 3 or 6 month(s) from the prior Interest Period Date; provided, however, if Borrower delivers a Notice of Interest Period Election for such Borrowing, the dates thereafter specified by Borrower as Interest Period Dates in such Notice of Interest Period Election.

            "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

            "Intermediate Tier Entity" has the meaning set forth in Section
5.14.

            "International FinCo" has the meaning set forth in Section 5.14.

            "Intracompany Indebtedness" means Indebtedness whose obligor and obligee are each either or both of the Guarantors or a Consolidated Subsidiary.

            "Investment Affiliate" means any Person in whom either or both of the Guarantors hold an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of either or both Guarantors on their respective consolidated financial statements.

            "Investment Affiliate EBITDA" means, for any period (i) Income from Operations of an Investment Affiliate for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Income from Operations of such Investment Affiliate for such period, plus (iii) Interest Expense deducted in the calculation of Income from Operations of such Investment Affiliate for such period, all of the foregoing without duplication.

            "Investment Grade Rating" means a rating for a Person's senior long-term unsecured debt of BBB- or better from S&P or a rating of Baa3 or better from Moody's. In the event that AMB LP receives Credit Ratings only from S&P and Moody's, and such Credit Ratings are not equivalent, the lower of such two (2) Credit Ratings shall be used to determine whether an Investment Grade Rating was achieved. In the event that AMB LP receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the second highest Credit Rating shall be used to determine whether an Investment Grade Rating was achieved, provided that one of the highest two (2) Credit Ratings is from S&P or Moody's; provided, further, that if neither of the highest two (2) Credit Ratings is from S&P or Moody's, then the highest Credit Rating from either S&P or Moody's shall be used to determine whether an Investment Grade Rating was achieved.

            "Investment Mortgages" means mortgages securing indebtedness with respect to Real Property Assets directly or indirectly owed to AMB LP or any of its

Subsidiaries, including, without limitation, certificates of interest in real estate mortgage investment conduits.

            "Joint Lenders" has the meaning set forth in Section 5.14.

            "Joint Venture Interests" means partnership, joint venture, membership or other equity interests issued by any Person which is an Investment Affiliate that is not a Subsidiary, is not consolidated with AMB LP and is not controlled by a Joint Venture Parent.

            "Joint Venture Parent" means AMB LP or one or more Financing Partnerships of AMB LP which directly or indirectly owns any interest in a Joint Venture Subsidiary.

            "Joint Venture Subsidiary" means any entity (other than a Financing Partnership) in which (i) a Joint Venture Parent owns at least 50% of the economic interests and (ii) the sale or financing of any Property owned by such Joint Venture Subsidiary is substantially controlled by a Joint Venture Parent, subject to customary provisions set forth in the organizational documents of such Joint Venture Subsidiary with respect to refinancings or rights of first refusal granted to other members of such Joint Venture Subsidiary. For purposes of the preceding sentence, the sale or financing of a Property owned by a Joint Venture Subsidiary shall be deemed to be substantially controlled by a Joint Venture Parent, if such Joint Venture Parent has the ability to exercise a buy-sell right in the event of a disagreement regarding the sale or financing of such Property.

            "Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire or such other office, branch or affiliate of such Bank as it may hereafter designate as its Lending Office by notice to Borrower and the Administrative Agent.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, AMB LP or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loan" means a Base Rate Loan or a TIBOR Loan and "Loans" means Base Rate Loans or TIBOR Loans or any combination of the foregoing.

            "Loan Documents" means this Agreement, the Guaranty and the Mortgages.

            "Majority Banks" means at any time Banks having at least 51% of the aggregate amount of Commitments, or if the Commitments shall have been terminated, holding at least 51% of the aggregate unpaid principal amount of the Loans.

            "Material Adverse Effect" means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely impair (i) the ability of the Guarantors, Borrower and Guarantors' respective Consolidated Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents, or (ii) the ability of Administrative Agent or the Banks to enforce the Loan Documents.

            "Materials of Environmental Concern" means and includes pollutants, contaminants, hazardous wastes, toxic and hazardous substances, asbestos, lead, petroleum and petroleum by-products.

            "Maturity Date" shall mean the date when all of the Obligations hereunder shall be due and payable which shall be October 31, 2006, unless otherwise extended in accordance with Section 2.10(b) or accelerated pursuant to the terms hereof.

            "Moody's" means Moody's Investors Services, Inc. or any successor thereto.

            "Mortgage" means, collectively, those certain mortgages (ne teito ken) with respect to the Tokai Property, dated as of the Closing Date, executed by Borrower in favor of each Bank, each to be substantially in the form of Exhibit B-1 attached hereto.

            "Mortgage Perfection Documents" shall have the meaning set forth in
Section 2.13(b).

            "Movables" means all machinery, equipment, fittings, apparatus, appliances, furniture, furnishings, tools and any other personal property (dosan) of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an ownership interest (shoyu-ken), now or hereafter located upon or in and used in connection with the Tokai Property.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has at any time after September 25, 1980 made contributions or has been required to make contributions (for these purposes any Person which ceased to be a member of the ERISA Group after September 25, 1980 will be treated as a member of the ERISA Group).

            "Negative Pledge" means, with respect to any Property, any covenant, condition, or other restriction entered into by the owner of such Property or directly binding on such Property which prohibits or limits the creation or assumption of any Lien upon such Property to secure any or all of the Obligations; provided, however, that such term shall not include (a) any covenant, condition or restriction contained in any ground lease from a governmental entity, and (b) financial covenants given for the benefit of any Person that may be violated by the granting of any Lien on any Property to secure any or all of the Obligations.

            "Net Income" means, for any period, net income as calculated in conformity with GAAP.

            "Net Offering Proceeds" means all cash or other assets received by either or both of the Guarantors as a result of the issuance or sale of common shares of beneficial interest, preferred shares of beneficial interest, partnership interests, preferred partnership units, limited liability company interests, Convertible Securities or other ownership or equity interests in either or both of the Guarantors less customary costs and discounts of issuance paid by either or both of the Guarantors, as the case may be.

            "Net Price" means, with respect to the purchase of any Property, without duplication, (i) the aggregate purchase price paid as cash consideration for such purchase (without adjustment for prorations), including, without limitation, the principal amount of any note received or other deferred payment to be made in connection with such purchase (except as described in clause (ii) below) and the value of any non-cash consideration delivered in connection with such purchase (including, without limitation, shares or preferred shares of beneficial interest in AMB Corporation and OP Units or Preferred OP Units (as defined in AMB LP's partnership agreement)) plus (ii) reasonable costs of sale and non-recurring taxes paid or payable in connection with such purchase or sale.

            "Net Present Value" shall mean, as to a specified or ascertainable dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

            "Non-Recourse Indebtedness" means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) any Subsidiary (provided that if a Subsidiary is a partnership, there is no recourse to AMB LP or AMB Corporation as a general partner of such partnership); provided, however, that personal recourse of any Guarantor for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

            "Non-US Property" has the meaning set forth in Section 5.14.

            "Non-US Property Owners" has the meaning set forth in Section 5.14.

            "Notice of Borrowing" means a notice from Borrower in accordance with Section 2.2 and substantially in the form of Exhibit G attached hereto.

            "Notice of Interest Period Election" means a notice from Borrower in accordance with Section 2.7 and substantially in the form of Exhibit H attached hereto.

            "Notice of Prepayment" means a notice from Borrower in accordance with Section 2.12 (a) and substantially in the form of Exhibit I attached hereto.

            "Obligations" means all obligations, liabilities, indemnity obligations and Indebtedness of every nature of the Credit Parties from time to time owing to Administrative Agent or any Bank under or in connection with this Agreement or any other Loan Document.

            "OFAC List" has the meaning set forth in Section 9.22(a).

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "Participant" has the meaning set forth in Section 9.6(b).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Holdings" means Unimproved Assets, Development Activity, Joint Venture Interests, interests in Taxable REIT Subsidiaries and Investment Mortgages, but only to the extent permitted in Section 5.8.

            "Permitted Liens" means:

            a. Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

            b. statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with the terms hereof;

            c. deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation or to secure liabilities to insurance carriers;

            d. utility deposits and other deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, purchase contracts, construction contracts, governmental contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            e. Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within 90 days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount); provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such

      Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default;

            f. easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to any Credit Party's owner's title insurance policies, except in connection with any Indebtedness, for any Credit Party's Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of any Credit Party's and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed;

            g. (I) Liens and judgments which have been or will be bonded (and the Lien on any cash or securities serving as security for such bond) or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against any Credit Party and/or any Subsidiary, or (II) Liens which are being contested in good faith by appropriate proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings and as to which the subject asset is not at risk of forfeiture;

            h. Liens on Property of any Credit Party or their respective Subsidiaries (other than Qualifying Unencumbered Property) securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder; and

            i. Liens in favor of a Credit Party against any asset of any Financing Partnership or Joint Venture Subsidiaries.

            "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Preferred Stock Subsidiary" means a corporation organized with two classes of stock, consisting of one class of voting common shares and one class of non-voting preferred shares, all of whose preferred shares are owned by a Person seeking to be treated as a real estate investment trust under the Code (or an operating partnership of which such Person is general partner) and all of the common shares of which are owned by individuals or entities who are neither owned nor controlled by such Person (but which individuals may be, and which entities may be owned and controlled by, officers, directors or employees of such Person), and to which such Person (or an operating partnership of which such Person is general partner) has contributed at least ninety-five percent (95%) or more of the equity capital raised by such corporation in exchange for the issuance of such corporation's shares.

            "Prime Rate" means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced by the Administrative Agent from time to time as its "short prime rate" in Japan (it being understood that the same shall not necessarily be the best rate offered by the Administrative Agent to customers).

            "Pro Rata Share" means, with respect to any Bank, as applicable, (a) a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Commitment and the denominator of which shall be the aggregate amount of all of the Banks' Commitments as adjusted from time to time in accordance with the provisions of this Agreement.

            "Property" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

            "Purchase and Sale Agreement" means that certain Purchase and Sale Agreement, dated as of July 1, 2004, between Tokyo Metropolitan Government and Borrower relating to the Tokai Property.

            "Qualified Institution" means a Bank, or one or more banks, finance companies, insurance or other financial institutions which (A) unless waived by Borrower, has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior debt obligations of not less than Baa-1 by Moody's or a comparable rating by a rating agency acceptable to Administrative Agent, (B) has total assets in excess of US$10,000,000,000 (or its equivalent in alternate currency) and (C) is a Qualified Institutional Investor.

            "Qualified Institutional Investor" (tekikaku kikan toshika) has the meaning assigned thereto in Article 2, Section 3, item 1 of the Securities and Exchange Law (shoken torihiki ho) of Japan (Law No. 25 of 1948, as amended from time to time) and Article 4, Section 1 of the regulations relating to the definitions contained in such Article 2.

            "Qualifying Unencumbered Property" means any retail or industrial Property (including Unimproved Assets and Construction Assets but excluding interests in participating mortgages in which such Person's interest therein is characterized as equity according to GAAP) from time to time which (i) is an operating Real Property Asset which is owned directly or indirectly 100% in fee (or ground leasehold) by AMB LP, a Financing Partnership or a Joint Venture Subsidiary, (ii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by a Guarantor or any Joint Venture Parent subject) to a Lien which secures Indebtedness of any Person other than Permitted Liens, (iii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by a Guarantor or any Joint Venture Parent subject) to any Negative Pledge (provided that a financial covenant given for the benefit of any Person that may be violated by the granting of any Lien on any Property to secure any or all of the Obligations shall not be deemed a Negative Pledge); provided, however, if, at the end of any Fiscal Quarter, (x) less than 85% of the rentable square feet of all Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) are then occupied by tenants, and (y) during the prior four (4) Fiscal Quarters, less than an average of 85% of the rentable square feet of all Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) were occupied by tenants, then AMB LP shall select a sufficient number of Qualifying Unencumbered Properties to be disregarded in determining Unencumbered Asset Value such that as to the remaining Qualifying Unencumbered Properties either (x) no less than 85% of the rentable square feet of such remaining Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) are then occupied by tenants, or (y) during the prior four Fiscal Quarters, no less than an average of 85% of the rentable square feet of such remaining Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) were occupied by tenants. The initial Qualifying Unencumbered Properties are set forth on Schedule 1.1(b).

            "Rating Agencies" means, collectively, S&P, Moody's and Fitch.

            "Real Property Assets" means as to any Person as of any time, the real property assets (including, without limitation, interests in participating mortgages in which such Person's interest therein is characterized as equity according to GAAP) owned directly or indirectly by such Person at such time.

            "Recourse Debt" shall mean Indebtedness that is not Non-Recourse Indebtedness.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

            "REIT" means a real estate investment trust, as defined under
Section 856 of the Code.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "Second Tier Funding Loan" has the meaning in Section 5.14.

            "Secured Debt" means Indebtedness (but excluding Intracompany Indebtedness), the payment of which is secured by a Lien (other than a Permitted Lien, except for those Permitted Liens described in clause (h) of the definition thereof) on any Property owned or leased by a Guarantor plus Guarantors' Share of Indebtedness (but excluding Intracompany Indebtedness), the payment of which is secured by a Lien (other than a Permitted Lien, except for those Permitted Liens described in clause (h) of the definition thereof) on any Property owned or leased by any Investment Affiliate or any Consolidated Subsidiary.

            "Securities" means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include Joint Venture Interests, any interest in any Subsidiary of a Guarantor, any interest in a Taxable REIT Subsidiary, any Indebtedness which would not be required to be included on the liabilities side of the balance sheet of the Guarantors on a consolidated basis in accordance with GAAP, any Cash or Cash Equivalents or any evidence of the Obligations.

            "Solvent" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Indebtedness of such Person.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by a Guarantor.

            "Subsidiary Operating Partnership" shall mean a limited liability company or limited partnership in which the only interest therein not owned (directly or indirectly) by a Guarantor shall be preference interests or preference units, respectively.

            "Substantially Controlled by AMB LP" means, with respect to any action, that such action is substantially controlled by AMB LP as contemplated under Section 5.14.

            "Syndication Account" means the ordinary deposit account (Account No. 4608393, Account Holder: AMB Tokai TMK) of Borrower held at Sumitomo Mitsui Banking Corporation, Head Office, or such other branch of Sumitomo Mitsui Banking Corporation as Syndication Agent may approve in its sole and absolute discretion.

            "Syndication Agent" means Sumitomo Mitsui Banking Corporation, in its capacity as syndication agent hereunder and its permitted successors in such capacity in accordance with the terms of this Agreement.

            "Taxable REIT Subsidiary" means any corporation (other than a REIT) in which AMB Corporation directly or indirectly owns stock and AMB Corporation and such corporation jointly elect that such corporation shall be treated as a taxable REIT subsidiary of AMB Corporation under and pursuant to Section 856 of the Code.

            "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

            "Term" has the meaning set forth in Section 2.10.

            "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiemployer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on the Real Property Assets or any member of the ERISA Group under ERISA or the Code.

            "TIBOR" means (a) the interest rate offered for Yen deposits for a period comparable to the applicable Interest Period which appears on the screen display designated as "Reuters Screen TIBM" under the caption "Average of 10 Banks" on the Reuters Service (or such other screen display or service as may replace it for the purpose of displaying Tokyo interbank offered rates of prime banks for Yen deposits) at or about 11:00 am (Tokyo time) on the second Tokyo Business Day before the first day of the applicable Interest Period or (b) if no such interest rate is available on the Reuters Service (or such replacement), the interest rate offered for Yen deposits for a period comparable to the applicable Interest Period which appears on the screen display designated as "Euro-Yen TIBOR" on page 23070 of the Telerate Service published by the Japanese Bankers Association (or such other screen display or service as may replace it for the purpose of displaying Tokyo interbank offered rates of prime banks for Yen deposits) at or about 11:00 am (Tokyo time) on the second Tokyo Business Day before the first day of the applicable Interest Period; or (c) if no such interest rate is available on the Reuters Service (or such replacement) or the Telerate Service (or such replacement), the TIBOR Alternative Rate.

            "TIBOR Alternative Rate" means (a) if at least two quotations for Yen deposits for a period comparable to the applicable Interest Period are provided to the Administrative Agent from the reference banks of "Reuters Screen TIBM" under the caption "Average of 10 Banks" on the Reuters Service ("Reference Banks") in Tokyo at or about 11:00 am (Tokyo time) on the second Tokyo Business Day before the first day of the applicable Interest Period, the arithmetic mean of the quotations, (b) if fewer than two quotations for Yen deposits for a period comparable to the applicable Interest Period are provided to the Administrative Agent from Reference Banks in Tokyo at or about

11:00 am (Tokyo time) on the second Tokyo Business Day before the first day of the applicable Interest Period, the arithmetic mean of the rates quoted by major banks in Tokyo, selected by the Administrative Agent.

            "TIBOR Loan" means a Committed Loan to be made by a Bank as a TIBOR Loan in accordance with the provisions of this Agreement.

            "Tiered Non-US Property Owner" has the meaning set forth in Section 5.14.

            "TMK Law" means the Law Regarding Liquidation of Assets (Shisan no Ryudoka ni Kansuru Horitsu) of Japan (Law No. 105 of 1998, as amended from time to time).

            "TMK Refinancing" means any issuance by Borrower of specified bonds (tokutei shasai) under the TMK Law and/or any borrowing by Borrower of a specified purpose loan (tokutei mokuteki kariire), other than any Loan under this Agreement, under the TMK Law.

            "Tokai Property" means collectively the land and the buildings as described on Exhibit A attached hereto, together with all Movables and Improvements thereon.

            "Tokyo Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Tokyo, Japan are customarily closed.

            "Total Asset Value" means, with respect to AMB LP and without duplication, (i) the quotient obtained by dividing (a) (x) (1) Adjusted EBITDA for the previous four (4) Fiscal Quarters most recently ended, minus (2) for any Property (other than Construction Assets or Unimproved Assets) which was acquired by AMB LP, a Consolidated Subsidiary or an Investment Affiliate in any of the previous four (4) Fiscal Quarters, the Adjusted EBITDA attributable to such Property to the extent the same was included in the Adjusted EBITDA of AMB LP in clause (1) of this definition by (b) the FMV Cap Rate, plus (ii) for any Property which was acquired by AMB LP in any of the previous four (4) Fiscal Quarters, the sum of (x) the Net Price of the Property paid by AMB LP for such Property and (y) the cost of capital expenditures actually incurred in connection with such Property, plus (iii) for any Property which was acquired by an Investment Affiliate or a Consolidated Subsidiary in any of the previous four
(4) Fiscal Quarters, the sum of (x) Guarantors' Share of the Net Price of the Property paid by such Investment Affiliate or such Consolidated Subsidiary, as applicable, for such Property, and (y) Guarantors' Share of the cost of capital expenditures actually incurred in connection with such Property plus (iv) the value of any Cash or Cash Equivalent owned by AMB LP, and Guarantors' Share of any Cash or Cash Equivalents owned by any Consolidated Subsidiary or Investment Affiliate plus (v) the value of any Construction Assets, Unimproved Assets and any other tangible assets of AMB LP (including foreign currency exchange agreements, to the extent such agreements are material and are reported or are required under GAAP to be reported by AMB LP in its financial statements), as measured on a GAAP basis, plus (vi) Guarantors' Share of the value of any Construction Assets, Unimproved Assets and any other tangible assets of any Investment Affiliate or any Consolidated Subsidiary as measured on a GAAP basis. For purposes of the foregoing, a Property which was a Construction Asset will be deemed to have been acquired on the date it ceases to be a Construction Asset.

            "Total Liabilities" means, as of the date of determination and without duplication, all Balance Sheet Indebtedness of the Guarantors plus Guarantors' Share of all Balance Sheet Indebtedness of Investment Affiliates and Consolidated Subsidiaries.

            "Unencumbered Asset Value" means (i) for any Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) which were neither acquired or disposed of by AMB LP, a Financing Partnership, a Preferred Stock Subsidiary or a Joint Venture Subsidiary in the previous four (4) Fiscal Quarters, the quotient of (a) (x) the Unencumbered Net Operating Income for such Fiscal Quarters, and less (z) in the case of any Qualifying Unencumbered Property located outside of the United States, an amount equal to the applicable withholding taxes imposed by any foreign jurisdiction applicable to the Unencumbered Net Operating Income attributable to any such Qualifying Unencumbered Property for the applicable period, divided by (b) the FMV Cap Rate, plus (ii) for all Unimproved Assets and Construction Assets and for all Qualifying Unencumbered Properties owned (directly or beneficially) by AMB LP, any Financing Partnership, Preferred Stock Subsidiary or any Joint Venture Subsidiary which were acquired (directly or indirectly) by AMB LP, any Financing Partnership, any Preferred Stock Subsidiary or any Joint Venture Subsidiary during any of the previous four (4) Fiscal Quarters most recently ended, the aggregate Net Price of such Qualifying Unencumbered Properties paid by AMB LP or its Affiliates for such Qualifying Unencumbered Properties plus all capital expenditures actually incurred in connection with such Property; provided, however, that, unless otherwise approved by the Required Banks, (aa) in the event any such Qualifying Unencumbered Property is owned by a Joint Venture Subsidiary, the amount of the Unencumbered Net Operating Income attributable to such Qualifying Unencumbered Property for purposes of clause (i) above and the Net Price of, and capital expenditures actually incurred in connection with, such Qualifying Unencumbered Property for the purposes of clause (ii) above shall be reduced to Guarantor's Share thereof, (bb) the portion of the aggregate amount of the Unencumbered Asset Value attributable to Qualifying Unencumbered Properties that are Qualifying Unencumbered Properties located in the United States and owned by a Joint Venture Subsidiary or a Consolidated Subsidiary (other than Qualifying Unencumbered Properties owned by a Subsidiary Operating Partnership) (after first taking into account the adjustment provided in clause
(aa) of this proviso) which would cause such aggregate amount to exceed fifteen percent (15%) of the total Unencumbered Asset Value at such time will be disregarded in determining Unencumbered Asset Value, (cc) the portion of the amount of the Unencumbered Asset Value attributable to all Qualifying Unencumbered Property located outside of the United States (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such amount to exceed fifteen percent (15%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value, (dd) the portion of the aggregate amount of the

Unencumbered Asset Value attributable to Qualifying Unencumbered Properties that are Unimproved Assets or Construction Assets (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such amount to exceed twenty percent (20%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value and (ee) the portion of the aggregate amount of the Unencumbered Asset Value attributable to such Qualifying Unencumbered Property described in clauses (bb), (cc) and (dd) which would cause such aggregate amounts to exceed twenty-five percent (25%) of the total Unencumbered Asset Value at such time will be disregarded in determining Unencumbered Asset Value (after first taking into account the adjustment provided in clause (aa) of this proviso). For purposes of the foregoing, a Qualifying Unencumbered Property which was a Construction Asset shall be deemed to have been acquired on the date it ceases to be a Construction Asset.

            "Unencumbered Net Operating Cash Flow" means, as of any date of determination, the Unencumbered Net Operating Income for the previous four (4) Fiscal Quarters (provided that as to any Qualifying Unencumbered Property acquired during such period and owned for not less than one (1) Fiscal Quarter, Unencumbered Net Operating Income attributable to such period occurring after such acquisition shall be annualized).

            "Unencumbered Net Operating Income" means, for any period, for all Qualifying Unencumbered Properties, the aggregate revenues from each such Qualifying Unencumbered Property for such period (including, without limitation, lease termination fees appropriately amortized, but excluding deferred rents receivable), less the cost of maintaining such Qualifying Unencumbered Properties (including, without limitation, taxes, insurance, repairs and maintenance, but excluding depreciation, amortization, interest costs and capital expenditures) (provided that as to any Qualifying Unencumbered Property acquired during such period, only revenues and property level expenses attributable to such period occurring after such acquisition shall be included), as adjusted for (i) capital expenditure reserves at the rate of Ten Cents (US) (US$0.10, or in the case of any Qualifying Unencumbered Property owned by a Joint Venture Subsidiary, Guarantors' Share of Ten Cents (US) (US$0.10)) per square foot per annum of space leased as of the applicable date of determination (provided that, as to any Qualifying Unencumbered Property acquired during such period, such amount per square foot shall be pro-rated for the period of ownership) and (ii) to exclude the effects of straight-lining of rents.

            "Unimproved Assets" means Real Property Assets (or, in the case of any Real Property Assets to be developed in phases, any phase thereof) containing no material improvements other than infrastructure improvements such as roads, utility feeder lines and the like.

            "United States" means the United States of America, including the fifty states and the District of Columbia.

            "Unsecured Debt" means the amount of Indebtedness (excluding Intracompany Indebtedness) for borrowed money of the Guarantors, any Financing Partnership, any Preferred Stock Subsidiary or Joint Venture Subsidiary and which is not Secured Debt, including, without limitation, the amount of all then outstanding Loans, provided, however, for the purpose of calculating the ratio of outstanding Unsecured Debt to Unencumbered Asset Value, in the case of any Preferred Stock Subsidiary, Joint Venture Subsidiary or Consolidated Subsidiary, only an amount equal to the Guarantors' Share in each such entity (excluding Intracompany Indebtedness) times any Indebtedness for borrowed money of such entity shall be included in Unsecured Debt.

            "Unsecured Interest Expense" means, as of any date of determination, for the previous four (4) Fiscal Quarters, the Interest Expense paid, accrued or capitalized on Unsecured Debt.

            "Unused Commitments" shall mean an amount equal to all unadvanced funds (other than unadvanced funds in connection with any construction loan) which any third party is obligated to advance to AMB LP or another Person or otherwise pursuant to any loan document, written instrument or otherwise.

            "Yen" and "JPY" shall denote the lawful currency of Japan.

            SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by AMB LP's independent public accountants) with the most recent audited consolidated financial statements of AMB LP and its Consolidated Subsidiaries delivered to the Administrative Agent; provided that for purposes of references to the financial results and information of "AMB Corporation, on a consolidated basis," AMB Corporation shall be deemed to own one hundred percent (100%) of the partnership interests in AMB LP; and provided further that, if AMB LP notifies the Administrative Agent that AMB LP wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies AMB LP that the Required Banks wish to amend Article V for such purpose), then AMB LP's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to AMB LP and the Required Banks.

            SECTION 1.3. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to Borrower pursuant to
Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments).

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.1. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, (a) to make specified purpose loans (tokutei mokuteki kariire) to Borrower pursuant to this Article from time to time during the term hereof in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing outstanding under this
Section 2.1 shall be in an aggregate principal amount of JPY100,000,000 or an integral multiples of JPY1,000,000 in excess thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b)), and shall be made from the several Banks ratably in proportion to their respective Commitments. In no event shall the aggregate amount outstanding at any time exceed JPY20,000,000,000 (the "Facility Amount"). Any amount borrowed and repaid in respect of the Loan may not be reborrowed.

            SECTION 2.2. Notice of Borrowing. With respect to any Committed Borrowing, Borrower shall give Administrative Agent notice not later than 10:00 A.M. (Tokyo Time) the third (3rd) Tokyo Business Day before each Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Tokyo Business Day,

                  (ii)  the aggregate amount of such Borrowing,

                  (iii) the first Interest Period Date for such Borrowing, which shall be a Business Day within 6 months from the date of such Borrowing;

                  (iv) the subsequent Interest Period Dates for such Borrowing, which may be amended by a Notice of Interest Period Election delivered in accordance with the terms hereof;

                  (v) whether the Interest Period applicable to such Borrowing shall be 1 month, 3 months, 6 months or such other period less than one month, subject to the provisions of the definition of Interest Period;

                  (vi) whether the Loans comprising such Borrowing are to be Base Rate Loans, Agent Rate Loans or TIBOR Loans for the first Interest Period; and

                  (vii) a certification that no Default or Event of Default has occurred and is continuing.

            SECTION 2.3. Base Rate Loans, Agent Rate Loans and TIBOR Loans.

            (a) If an Interest Period for any Borrowing shall not be comparable to the TIBOR periods of 1, 3 or 6 month(s), the Loans comprising such Borrowing shall be

Base Rate Loans until the immediately following Interest Period Date for such Borrowing (or in the case of the final Interest Period, until the Maturity
Date); provided, however, that if the Interest Period is the first Interest Period for such Borrowing and if Borrower specified the Agent Rate for such Interest Period in its Notice of Borrowing, the Loans comprising such Borrowing shall be Agent Rate Loans until the immediately following Interest Period Date.

            (b) Except as set forth in Section 2.3(a) and in Section 8, all Loans shall be TIBOR Loans.

            (c) If the Maturity Date for any Borrowing is not an Interest Period Date, the Loans comprising such Borrowing shall convert to Base Rate Loans on the Interest Period Date immediately preceding the Maturity Date.

            SECTION 2.4. Intentionally Deleted.

            SECTION 2.5. Notice to Banks; Funding of Loans.

            (a) Upon receipt of a Notice of Borrowing from Borrower in accordance with Section 2.2 hereof, the Administrative Agent shall, on the date such Notice of Borrowing is received by the Administrative Agent, notify each Bank of the contents thereof and of such Bank's share of such Borrowing, of the interest rate determined pursuant thereto and the Interest Period(s) (if different from those requested by Borrower) and such Notice of Borrowing shall not thereafter be revocable by Borrower, unless Borrower shall pay any applicable expenses pursuant to Section 2.15.

            (b) Not later than 12:00 p.m. (Tokyo time) on the date of each Committed Borrowing as indicated in the applicable Notice of Borrowing, each Bank shall make available its share of such Committed Borrowing in Yen immediately available in Tokyo, Japan, to the Administrative Agent at its address referred to in Section 9.1.

            (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with this
Section 2.5 and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make available to Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable to such Borrowing hereunder. If such Bank shall repay to the Administrative

Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. If such Bank shall not pay to Administrative Agent such corresponding amount after reasonable attempts are made by Administrative Agent to collect such amounts from such Bank, Borrower agrees to repay to Administrative Agent forthwith on demand such corresponding amounts together with interest thereto, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at the interest rate applicable thereto one (1) Business Day after demand. Nothing contained in this Section 2.5(c) shall be deemed to reduce the Commitment of any Bank or in any way affect the rights of Borrower with respect to any defaulting Bank or Administrative Agent. The failure of any Bank to make available to the Administrative Agent such Bank's share of any Borrowing in accordance with Section 2.5(b) hereof shall not relieve any other Bank of its obligations to fund its Commitment, in accordance with the provisions hereof.

            (d) Subject to the provisions hereof, the Administrative Agent shall make available each Borrowing to Borrower in Yen immediately available by deposit into the Syndication Account on the date set forth in the applicable Notice of Borrowing.

            SECTION 2.6. Intentionally Deleted.

            SECTION 2.7. Method of Electing Interest Rates. Borrower shall be entitled to change the Interest Period and Interest Period Dates, subject to the provisions set forth in the definitions of "Interest Period" and "Interest Period Date", specified in the Notice of Borrowing for a Borrowing, with effect from any Interest Period Date for such Borrowing, by delivering a notice (a "Notice of Interest Period Election") to the Administrative Agent not later than 10:00 A.M. (Tokyo Time) the third (3rd) Tokyo Business Day prior to such Interest Period Date, specifying:

            (i)   the original date of such Borrowing;

            (ii)  the aggregate amount of such Borrowing;

            (iii) the next Interest Period Date;

            (iv) the new Interest Period commencing on such next Interest Period Date; and

            (v) the new Interest Period Dates following such next Interest Period Date.

            SECTION 2.8. Interest Rates.

            (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a TIBOR Loan on the immediately following Interest Period Date, at a rate per annum equal to sum of the Base Rate for such day plus the Applicable Margin for Base Rate Loans.

            (b) Each TIBOR Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for TIBOR Loans plus TIBOR for such Interest Period.

            (c) Each Agent Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a TIBOR Loan on the immediately following Interest Period Date, at a rate per annum equal to sum of the Agent Rate for such Interest Period plus the Applicable Margin for TIBOR Loans.

            (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest at the annual rate equal to the sum of the Base Rate and four percent (4%) (the "Default Rate").

            (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

            (f) Interest on all Loans shall be payable on the last Business Day of the applicable Interest Period.

            SECTION 2.9. Fees.

            (a) Commitment Fee. For the period beginning on the date hereof and ending on the date the Obligations are paid in full and this Agreement is terminated (the "Commitment Fee Period"), Borrower shall pay to the Administrative Agent for the account of the Banks a commitment fee on the unused Commitments at the Applicable Fee Percentage. The commitment fee shall be payable in arrears on or prior to the fifth (5th) Business Day following each January 31, April 30, July 31 and October 31 and on the Maturity Date, commencing on January 31, 2005, during the Commitment Fee Period and on the Maturity Date. The Commitment Fee shall be payable in Yen.

            (b)   Intentionally Deleted

            (c)   Intentionally Deleted

            (d) Extension Fee. If Borrower elects to extend the term of the Loan in accordance with Section 2.10(b), Borrower shall pay to the Administrative Agent, for the account of the Banks in proportion to their interests, a fee (an "Extension Fee") in an amount equal to 0.25% of the aggregate Commitments. The Extension Fee shall be paid by Borrower on or before the Extension Date in Yen.

            (e) Fees Non-Refundable. All fees set forth in this Section 2.9 shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable. The obligation of Borrower to pay such fees in accordance with the provisions hereof shall be binding upon Borrower and shall inure to the benefit of the Administrative Agent and the Banks regardless of whether any Loans are actually made.

            SECTION 2.10. Maturity Date.

            (a) The term (the "Term") of the Commitments (and each Bank's obligations to make Loans hereunder) shall terminate and expire on the Maturity Date. Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon and all other Obligations) shall be due and payable on such date.

            (b) Notwithstanding the foregoing, Borrower extend the Maturity Date for a period of one (1) year upon the following terms and conditions: (i) delivery by Borrower of a written notice to the Administrative Agent (the "Extension Notice") on or before a date that is not more than twelve and one half (12 1/2) months nor less than one (1) month prior to the Maturity Date, which Extension Notice the Administrative Agent shall promptly deliver to the Banks; (ii) no Event of Default shall have occurred and be continuing both on the date Borrower delivers the Extension Notice and on the original Maturity Date (the "Extension Date"), (iii) AMB LP shall maintain an Investment Grade Rating from both S&P and Moody's, and (iv) Borrower shall pay the Extension Fee to Administrative Agent on or before the Extension Date. Borrower 's delivery of the Extension Notice shall be irrevocable.

            SECTION 2.11. Mandatory Prepayment. Upon the occurrence of any TMK Refinancing, Borrower shall prepay all Loans, together with interest accrued thereon and all other sums due under this Agreement and the other Loan Documents.

            SECTION 2.12. Optional Prepayments.

            (a) Borrower may, upon notice to the Administrative Agent not later than 1:00 P.M. (Pacific Standard Time) the fourth (4th) Tokyo Business Day before the date of prepayment (a "Notice of Prepayment"), pay all or any portion of any TIBOR Loans, Base Rate Loans or Agent Rate Loans, in amounts aggregating for all Loans in a Group of Loans being prepaid at the same time JPY100,000,000 or more. Except as provided in Article 8 and except with respect to any TIBOR Loan which has been converted to a Base Rate Loan pursuant to Section 8.2, 8.3 or 8.4 hereof, Borrower may not prepay all or any portion of the principal amount of any TIBOR Loan or Agent Rate Loan prior to the end of the Interest Period applicable thereto unless such Borrower shall also pay any applicable expenses pursuant to Section 2.15. Each such optional prepayment shall be made by paying the principal amount to be prepaid together with interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the Banks included in Group of Loans being prepaid, except that any TIBOR Loan which has been converted to a Base Rate Loan pursuant to
Section 8.2, 8.3 or 8.4 hereof may be prepaid without ratable payment of the other Loans in such Group of Loans which have not been so converted.

            (b) Any amounts so prepaid pursuant to Section 2.12(a) may not be reborrowed.

            (c) Borrower may at any time and from time to time cancel all or any part of the Commitments by the delivery to the Administrative Agent of a notice of cancellation upon at least five (5) Tokyo Business Days' notice to the Administrative Agent, whereupon, in either event, all or such portion of the Commitments, as applicable, shall terminate as to the applicable Banks, pro rata on the date set forth in such notice of cancellation. Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid in accordance with Section 2.12(a).

            SECTION 2.13. Security.

            (a) Mortgage. The due, prompt and punctual payment and performance of all Obligations of the Credit Parties, including, without limitation, the payment of principal of and interest on the Loans and all other fees, costs, charges and expenses provided for herein shall be secured by a security interest in and to all of Borrower's right, title and interest in and to the Tokai Property. Borrower shall, at its sole cost and expense, prepare, duly execute and deliver to each Bank a Mortgage (ne teito ken) securing the Loans made by such Bank. Such Mortgage, when properly filed, registered or recorded in the appropriate Legal Affairs Bureau shall create a valid and perfected mortgage lien on the Tokai Property subject only to Permitted Liens applicable thereto.

            (b) Mortgage Perfection Documents. Concurrently herewith, Borrower shall deliver to the Administration Agent the following ("Mortgage Perfection Documents"): (i) undated powers of attorney of Borrower necessary to permit the Administrative Agent and the Banks to effectively permanently register the Mortgages; (ii) a recent certificate of registered seal for Borrower, to be updated to the extent any changes are made with respect to such certificate and not less than once each quarter; (iii) a recent commercial registry of Borrower, to be updated not less than once each fiscal quarter (or as otherwise may be reasonably requested by the Administrative Agent as required to perfect the Banks' security interest in the Mortgages); and (iv) any other documents reasonably requested by Administrative Agent that are necessary for the Banks to perfect their security interest in the Mortgages, executed by Borrower and updated to the extent necessary or as otherwise reasonably requested by the Administrative Agent as required to perfect such security interest.

            (c) Collateral Perfection Event. Administrative Agent and Banks shall not be entitled to register any Mortgage if a Collateral Perfection Event is not continuing. Administrative Agent shall be authorized without necessity of further authorization from Borrower to permanently register any and all Mortgages in favor of the Banks at any time after the occurrence and during the continuance of a Collateral Perfection Event. In the event Administration Agent and Banks exercise their right hereunder to register Mortgages following a Collateral Perfection Event, the maximum secured amount (kyokudo gaku) under each Mortgage shall be 110% of the initial Commitment of any Bank. Borrower shall bear and promptly reimburse the Administrative Agent and the Banks for all reasonable out-of-pocket costs and expenses incurred in connection with the registration of any Mortgage.

            (d) Additional Mortgage. Upon completion of any building or structure developed on the Tokai Property, Borrower shall, for each Bank, promptly execute an additional mortgage over such building or structure in favor of such Bank (the "Additional Mortgages") and deliver such Additional Mortgage to Administrative Agent on behalf of such Bank, together with any other documents necessary to create or register such Additional Mortgages. The Additional Mortgages shall be substantially in the form of Exhibit B-2 attached hereto and otherwise in a form reasonably satisfactory to Administrative Agent. Concurrently with the delivery of the Additional Mortgages, Borrower shall deliver to Administrative Agent the Mortgage Perfection Documents relating thereto.

            SECTION 2.14. General Provisions as to Payments.

            (a) Borrower shall make each payment of the principal of and interest on Loans and fees hereunder by making such amounts available to the Administrative Agent in the Syndication Account by no later than 12:00 P.M. (Tokyo time) on the date when due in Yen immediately available in Tokyo, Japan to the Administrative Agent. The Syndication Account shall be maintained throughout the Term and shall be under the ownership and control of Borrower, except that Borrower hereby irrevocably instructs and grants the Administrative Agent the authority to withdraw any and all such funds from the Syndication Account solely when due in accordance with the terms of this Agreement without the need for any other instruction, request or consent of Borrower. Borrower hereby waives any right it may have to cancel or withdraw such instruction and authorization. The Administrative Agent will promptly (and in any event on the same day) distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on the Committed Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Banks hereunder that Borrower will not make such payment in full, the Administrative Agent may assume that Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Prime Rate.

            SECTION 2.15. Funding Losses. If Borrower makes any payment of principal with respect to any TIBOR Loan or Agent Rate Loan on any day other than the last day of the Interest Period applicable thereto, or if Borrower fails to borrow any TIBOR Loans or Agent Rate Loans after notice has been given to any Bank in accordance with Section 2.5(a), Borrower shall reimburse each Bank within fifteen (15) days after certification of such Bank of such loss or expense (which shall be delivered by each such Bank to Administrative Agent for delivery to Borrower) for any resulting loss or expense incurred by it (or by an existing Participant in the related Loan), including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to Administrative Agent and Administrative Agent shall have delivered to Borrower a certification as to the amount of such loss or expense, which certification shall set forth in reasonable detail the basis for and calculation of such loss or expense and shall be conclusive in the absence of demonstrable error.

            SECTION 2.16. Computation of Interest and Fees. Interest based on the TIBOR shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees (including, without limitation, interest based on the Prime Rate and Commitment Fees) shall be computed on the basis of a year of 365 days (or 366 days in a Leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.17. Use of Proceeds. Borrower shall use the proceeds of the Loans solely to fund or re-finance the acquisition and development of the Tokai Property and to pay financing-related costs.

                                   ARTICLE III

                                   CONDITIONS

            SECTION 3.1. Closing. The closing hereunder shall occur on the date when each of the following conditions is satisfied (or waived in writing by the Administrative Agent and the Banks), each document to be dated the Closing Date unless otherwise indicated:

            (a) Borrower and the Administrative Agent and each of the Banks shall have executed and delivered to the Administrative Agent a duly executed original of this Agreement;

            (b) Guarantors shall have executed and delivered to the Administrative Agent a duly executed original of the Guaranty;

            (c) Borrower shall have executed and delivered to Administrative Agent, for each Bank, a duly executed original of a Mortgage in favor of such Bank;

            (d) the Administrative Agent shall have received all Mortgage Perfection Documents;

            (e) each Bank shall have executed and delivered to the Administrative Agent fifteen (15) originally executed Consents in the form of Exhibit C;

            (f) the Administrative Agent shall have received an opinion of Orrick Herrington & Sutcliffe LLP, US counsel for the Credit Parties, Piper Rudnick, US counsel for AMB Corporation, and Orrick Tokyo Law Offices, Japan counsel for the Credit Parties, in each case, acceptable to the Administrative Agent, the Banks and their counsel;

            (g) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Credit Parties, the authority for and the validity of this Agreement and the other Loan Documents, the incumbency of officers executing this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent. Such documentation shall include, without limitation, the following, each as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the applicable Person as of a date not more than ten (10) days prior to the Closing Date: (i) a director's certificate for Borrower attaching the following items: articles of incorporation (Teikan), commercial register (rireki jikou zenbu shoumeisho), certificate of seal (inkan shoumeisho), notification of commencement of business of TMK (gyoumu kaishi todokede), Asset Liquidation Plan (shisan ryuudouka keikaku), register of common shareholders, register of preferred shareholders and authorizing resolutions; and (ii) an officer's certificate for AMB Corporation attaching the following items: authorizing resolutions for AMB Corporation, with respect to itself and as general partner of AMB LP, the agreement of limited partnership of AMB LP, the certificate of limited partnership of AMP LP and a certificate of existence for AMB LP from the Secretary of State (or the equivalent thereof) of Delaware, the articles of incorporation and by laws of AMB Corporation and a good standing certificate for AMB Corporation from the Secretary of State (or the equivalent thereof) of Maryland;

            (h) each Credit Party as of the Closing Date shall have executed a solvency certificate acceptable to the Administrative Agent;

            (i) the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and the Notice of Borrowing referred to in Section 3.2, if applicable, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in their sole discretion;

            (j) to the extent a Credit Party is a party to such agreement, such Credit Party shall have taken all actions required to authorize the execution and delivery of this Agreement, the Guaranty and the other Loan Documents and the performance thereof;

            (k) the Banks shall be satisfied that no Credit Party nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect and AMB Corporation shall have delivered a certificate so stating;

            (l) the Administrative Agent shall have received, for its and any other Bank's account, all fees due and payable pursuant to Section 2.9 hereof on or before the Closing Date, and the reasonable fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP, if required by such firm and if such firm has delivered an invoice in reasonable detail of such fees and expenses in sufficient time for Borrower to approve and process the same, shall have been paid to Skadden, Arps, Slate, Meagher & Flom LLP;

            (m) each Credit Party shall have delivered copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by such Credit Party of the Loan Documents to which such Credit Party is a party and the validity and enforceability of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

            (n)   no Default or Event of Default shall have occurred;

            (o) the Guarantors shall have delivered a certificate in form acceptable to Administrative Agent showing compliance with the requirements of
Section 5.8 as of the Closing Date;

            (p) the Administrative Agent shall have received a copy of the real property register (fudosan tokibo tohon) or certificate of registered matters (zenbu jiko shomeisho) for the Tokai Property dated no earlier than thirty (30) days prior to the Closing Date, showing Borrower as the owner of the Tokai Property;

            (q) the Administrative Agent shall have received an amount equal to any stamp taxes, documentary taxes or similar fees required to be paid in connection with the execution of the Mortgages or the other Loan Documents;

            (r) the Administrative Agent shall have received evidence satisfactory to it that the Tokyo Metropolitan Government has consented to the creation of the Mortgages;

            (s) the Administrative Agent shall have received all other documents, filings, affidavits, and deliveries normally and customarily delivered in connection with a secured transaction, as requested by Administrative Agent in its reasonable opinion.

            SECTION 3.2. Borrowings. The obligation of any Bank to make a Loan is subject to the satisfaction of the following conditions:

            (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2;

            (b) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments and the aggregate number of Borrowings (whether or not outstanding) shall not exceed fifteen (15);

            (c) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing, both before and after giving effect to the making of such Loans;

            (d) the representations and warranties of each of the Guarantors and Borrower contained in this Agreement and the other Loan Documents (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

            (e) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or the consummation of the transactions contemplated by this Agreement; and

            (f) no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Administrative Agent or the Required Banks, as the case may be, has had or is likely to have a Material Adverse Effect.

Each Borrowing hereunder shall be deemed to be a representation and warranty by each of the Guarantors and Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d), (e), and (f) (to the extent that Borrower is or should have been aware of any Material Adverse Effect) of this
Section 3.2, except as otherwise disclosed in writing by Borrower to the Banks. Notwithstanding anything to the contrary, no Borrowing shall be permitted if such Borrowing would cause any Credit Party to fail to be in compliance with any of the covenants contained in this Agreement or in any of the other Loan Documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.1. Representations and Warranties by the Guarantors. In order to induce the Administrative Agent and each of the other Banks which is or may become a party to this Agreement to make the Loans, each of AMB LP and AMB Corporation, as applicable, make the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

            (a)   Existence and Power.

                  (i) AMB LP is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

                  (ii) AMB Corporation is a corporation, duly formed, validly existing and in good standing under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

            (b)   Power and Authority.

                  (i) Each Guarantor has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes, or will constitute, the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

                  (ii) Each Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of such Loan Documents.

            (c) No Violation. Neither the execution, delivery or performance by any Guarantor of the Loan Documents to which it is a party, nor compliance by such Guarantor with the terms and provisions thereof nor the consummation of the transactions contemplated by such Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which such Guarantor (or of any partnership of which such Guarantor is a partner) or any of its Consolidated Subsidiaries is a party or by which any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a material default by such Guarantor under any organizational document of any Person in which such Guarantor has an interest, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

            (d)   Financial Information.

                  (i) The consolidated balance sheet of AMB LP and its Consolidated Subsidiaries as of December 31, 2003, and the related consolidated statements of operations and cash flows of AMB Corporation for the fiscal year then ended, reported on by PricewaterhouseCoopers fairly present, in conformity with GAAP, the consolidated financial position of each of the Guarantors and their Consolidated Subsidiaries as of such date and the consolidated results of operations and cash flows for such fiscal quarter.

                  (ii) Since September 30, 2004, (i) except as may have been disclosed in writing to the Banks, nothing has occurred having a Material Adverse Effect, and (ii) except as set forth on Schedule 4.1(d), no Credit Party has incurred any material indebtedness or guaranty on or before the Closing Date.

            (e) Litigation. Except as previously disclosed by the Guarantors in writing to the Banks, there is no action, suit or proceeding pending against or, to the knowledge of the Guarantors, threatened against or affecting, (i) any Credit Party or any of their respective Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents. As of the Closing Date, no such action, suit or proceeding exists.

            (f)   Compliance with ERISA.

                  (i) Except as set forth on Schedule 4.1(f) attached hereto, no Credit Party is a member of or has entered into, maintained, contributed to, or been required to contribute to, or may incur any liability with respect to any Plan or Multiemployer Plan or any other Benefit Arrangement. In the event that at any time after the Closing Date, any Credit Party shall become a member of any other material Plan or Multiemployer Plan, such Credit Party promptly shall notify the Administrative Agent thereof and from and after such notice,
Schedule 4.1(f) shall be deemed modified thereby.

                  (ii) Except for a "prohibited transaction" arising solely because of a Bank's breach of the covenant set forth in Section 9.17 hereof, the transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Administrative Agent or any of the Banks to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA and such transactions will not otherwise result in the Administrative

Agent or any of the Banks being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Code or in the Administrative Agent or any of the Banks being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code. No assets of any Credit Party constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including, but not limited to, 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code. In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in limitation thereof, AMB LP covenants and agrees that AMB LP shall not, and shall not permit any Credit Party to, use any "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. Section 2510.3-101) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of
Section 4975(e)(1) of the Code to repay or secure the Loans or the Obligations.

            (g) Environmental. AMB LP conducts reviews of the effect of Environmental Laws on the business, operations and properties of AMB LP and its Consolidated Subsidiaries when necessary in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including, without limitation, employees, and any related costs and expenses). On the basis of this review, AMB LP has reasonably concluded that such associated liabilities and costs, including, without limitation, the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

            (h) Taxes. Each Credit Party and their respective Consolidated Subsidiaries have filed all United States Federal and Japanese national and local income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any Credit Parties or any of their respective Consolidated Subsidiaries, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Credit Parties and their respective Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of AMB LP, adequate.

            (i) Full Disclosure. All information heretofore furnished by the Credit Parties to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is stated or certified. The

Guarantors have disclosed to the Administrative Agent, in writing any and all facts which have or may have (to the extent the Guarantors can now reasonably foresee) a Material Adverse Effect.

            (j) Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date and after each Loan, each Credit Party will be Solvent.

            (k) Use of Proceeds. All proceeds of the Loans will be used by Borrower only in accordance with the provisions of Section 2.17. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of regulations T, U, or X of the Federal Reserve Board.

            (l) Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect;

            (m) Investment Company Act; Public Utility Holding Company Act. No Credit Party and no Consolidated Subsidiary (other than AMB Capital Partners,
LLC) is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended,
(y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            (n) Principal Offices. As of the Closing Date, the principal office, chief executive office and principal place of business of each of the Guarantors is Pier 1, Bay 1, San Francisco, California 94111.

            (o) REIT Status. AMB Corporation is qualified and AMB Corporation intends to continue to qualify as a real estate investment trust under the Code.

            (p) Patents, Trademarks, etc. The Credit Parties have obtained and hold in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

            (q) Judgments. As of the Closing Date, there are no final, non-appealable judgments or decrees in an aggregate amount of Ten Million Dollars (US$10,000,000) (or its equivalent in alternate currency) or more entered by a court or courts of competent jurisdiction against any of the Credit Parties or, to the extent such judgment would be recourse to any Credit Party or any of their respective Consolidated Subsidiaries (other than judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or which have been paid or stayed).

            (r) No Default. No Event of Default or, to the best of AMB LP's knowledge, Default exists under or with respect to any Loan Document and no Credit Party is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

            (s) Licenses, etc. Each Credit Party has obtained and does hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

            (t) Compliance With Law. To AMB LP's knowledge, each Credit Party and each of their respective Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

            (u) No Burdensome Restrictions. Except as may have been disclosed by the AMP LP in writing to the Banks, no Credit Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

            (v) Brokers' Fees. No Credit Party has dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and no Credit Party has done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by any such party of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable to the Administrative Agent and the Banks, and certain other Persons as previously disclosed in writing to the Administrative Agent.

            (w) Labor Matters. Except as disclosed on Schedule 4.1(f), there are no collective bargaining agreements or Multiemployer Plans covering the employees of AMB LP or any member of the ERISA Group and neither AMB LP nor any member of the ERISA Group has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

            (x) Insurance. AMB LP currently maintains insurance at 100% replacement cost insurance coverage (subject to customary deductibles) in respect of each of its Real Property Assets, as well as commercial general liability insurance (including, without limitation, "builders' risk" where applicable) against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers' compensation insurance, in each case with respect to liability and casualty insurance with insurers having an A.M. Best policyholders' rating of not less than A-VII in amounts that prudent owners of assets such as AMB LP's directly or indirectly owned Real Property Assets would maintain.

            (y) Documents. The documents delivered pursuant to Section 3.1(g) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of each Credit Party as of the Closing Date. AMB Corporation is the general partner of AMB LP. Attached hereto as Exhibit F is a true, correct and complete (up to the tiers shown) organizational and transaction structure chart for the Borrower as of the Closing Date.

            (z) Qualifying Unencumbered Properties. As of the date hereof, each Property listed on Schedule 1.1(b) as a Qualifying Unencumbered Property
(i) is a wholly-owned or ground leased (directly or beneficially) by AMB LP, a Financing Partnership or a Joint Venture Subsidiary, (ii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by the Guarantors or any Joint Venture Parent subject) to a Lien which secures Indebtedness of any Person, other than Permitted Liens, and (iii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by the Guarantors or Joint Venture Parent subject) to any Negative Pledge. All of the information set forth on Schedule 1.1(b) is true and correct in all material respects.

            SECTION 4.2. Representations and Warranties by Borrower. In order to induce the Administrative Agent and each of the other Banks which is or may become a party to this Agreement to make the Loans, Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

            (a) Existence and Power. Borrower is a tokutei mokuteki kaisha duly formed under the laws of Japan. Borrower has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

            (b)   Power and Authority.

                  (i) Borrower has the requisite power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action, if any, to authorize the execution and delivery on behalf of Borrower and the performance by Borrower of the Loan Documents to which it is a party.

                  (ii) Borrower has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes, or will constitute, the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

            (c) No Violation. Neither the execution, delivery or performance by or on behalf of Borrower of the Loan Documents to which it is a party, nor compliance by Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by such Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which Borrower (or of any partnership of which Borrower is a partner) is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a material default by Borrower under any organizational document of any Person in which Borrower has an interest, or cause a material default under Borrower's organizational documents, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

            (d) Litigation. Except as previously disclosed by the Guarantors in writing to the Banks, there is no action, suit or proceeding pending against or, to the knowledge of Borrower, threatened against or affecting, (i) Borrower,
(ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of its assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents. As of the Closing Date, no such action, suit or proceeding exists.

            (e) Organizational Documents. Borrower represents that it has delivered to the Administrative Agent true, correct and complete copies of its organizational documents.

            (f) Construction Progress. The construction of the Tokai Property has not experienced any substantial delays, from the schedule set forth in the plans disclosed to Administrative Agent prior to the Closing Date, caused by the negligence of Borrower.

                                    ARTICLE V

                       AFFIRMATIVE AND NEGATIVE COVENANTS

            AMB LP covenants and agrees that, and, as applicable, each of AMB Corporation and Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

            SECTION 5.1. Information. AMB LP will deliver, or cause to be delivered, to each of the Banks:

            (a) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 95 days after the end of each Fiscal Year of the AMB LP) a consolidated balance sheet of the Guarantors and their Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of Guarantors' operations and consolidated statements of Guarantors' cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (if available), all reported in a manner acceptable to the Securities and Exchange Commission on Guarantors' Form 10K and reported on by PricewaterhouseCoopers or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 50 days after the end of each of the first three quarters of each Fiscal Year of the Guarantors), (i) a consolidated balance sheet of the Guarantors and their Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Guarantors' operations and consolidated statements of Guarantors' cash flow for such quarter and for the portion of the Guarantors' Fiscal Year ended at the end of such quarter, all reported in the form provided to the Securities and Exchange Commission on Guarantors' Form 10Q, and (ii) and such other information reasonably requested by the Administrative Agent or any Bank;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of AMB LP, executed by the chief financial officer of AMB Corporation, as general partner of AMB LP, (i) setting forth in reasonable detail (including, without limitation, reconciliation to GAAP) the calculations required to establish whether AMB LP was in compliance with the requirements of Section 5.8 on the date of such financial statements; (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of AMB LP on the dates and for the periods indicated, on the basis of GAAP, with respect to AMB LP subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of AMB LP during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Business Days prior to, but excluding, the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.1(b) with respect to Sections 5.8 and
5.9 at or as of the date of said financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of AMB LP, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of
Section 6.1 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action AMB LP proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish the matters described in clauses (1) and (2) above;

            (d) (i) within five (5) Business Days after any officer of AMB Corporation, as general partner of AMB LP, obtains knowledge of any Default, if such Default is then continuing, a certificate of AMB LP, executed by the chief financial officer or other executive officer of AMB Corporation, as general partner of AMB LP, setting forth the details thereof and the action which AMB LP is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Business Days after AMB Corporation, as general partner of AMB LP, obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against AMB LP or its directly or indirectly Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect, and (y) any other event, act or condition which is likely to result in a Material Adverse Effect;

            (e) promptly upon the mailing thereof to the shareholders of AMB Corporation generally, copies of all proxy statements so mailed;

            (f) promptly upon the filing thereof, copies of all reports on Forms 10-K and 10-Q (or their equivalents) (other than the exhibits thereto, which exhibits will be provided upon request therefor by any Bank) which AMB Corporation shall have filed with the Securities and Exchange Commission;

            (g) promptly and in any event within thirty (30) days, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, and in the case of clauses (i) through (vii) above, which event could result in a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of AMB LP setting forth details as to such occurrence and action, if any, which AMB LP or applicable member of the ERISA Group is required or proposes to take;

            (h) promptly and in any event within ten (10) days after AMB LP obtains actual knowledge of any of the following events, a certificate of AMB LP, executed by an officer of AMB Corporation, as general partner of AMB LP, specifying the nature of such condition, and AMB LP or, if AMB LP has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by AMB LP or any of the Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that AMB LP or any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect, (ii) the existence of any Environmental Claim pending against AMB LP or any Environmental Affiliate and such Environmental Claim is likely to have a Material Adverse Effect or (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against AMB LP or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect;

            (i) promptly and in any event within five (5) Business Days after receipt of any notices or correspondence from any company or agent for any company providing insurance coverage to AMB LP relating to any loss which is likely to result in a Material Adverse Effect, copies of such notices and correspondence;

            (j) simultaneously with the delivery of the information required by Sections 5.1(a) and (b), a statement of all Qualifying Unencumbered Properties;

            (k) annually, unaudited financial information for Borrower prepared by Borrower in the ordinary course of business, together with notice from Borrower of any disposition or transfer by Borrower of any real estate asset to an Affiliate of AMB LP during the prior year; and

            (l) from time to time such additional information regarding the financial position or business of the Credit Parties and their respective Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request in writing, so long as disclosure of such information could not result in a violation of, or expose any

Credit Party or their respective Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on any Credit Party or any of their respective Subsidiaries or on any Property of any of them.

            SECTION 5.2. Payment of Obligations. Each Credit Party and their respective Consolidated Subsidiaries will pay and discharge, at or before maturity, all their respective material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound, in each case where the failure to so pay or discharge such obligations or liabilities is likely to result in a Material Adverse Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

            SECTION 5.3. Maintenance of Property; Insurance.

            (a) AMB LP will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business, including without limitation their respective Real Property Assets (for so long as it constitutes Real Property Assets), in good repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to so maintain and repair will have a Material Adverse Effect.

            (b) AMB LP shall maintain, or cause to be maintained, insurance described in Section 4.1(x) hereof with insurers meeting the qualifications described therein, which insurance shall in any event not provide for less coverage than insurance customarily carried by owners of properties similar to, and in the same locations as, AMB LP's Real Property Assets. AMB LP will deliver to the Administrative Agent upon the reasonable request of the Administrative Agent from time to time (i) full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage required by Section 4.1(x) from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal (without replacement) of coverage by AMB LP.

            SECTION 5.4. Maintenance of Existence. Each Credit Party will preserve, renew and keep in full force and effect, their respective partnership and corporate existence and their respective rights, privileges and franchises necessary for the normal conduct of business unless the failure to maintain such rights and franchises does not have a Material Adverse Effect.

            SECTION 5.5. Compliance with Laws. Each Credit Party will, and will cause their Subsidiaries to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to its Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or expose Administrative Agent or Banks to any material liability therefor.

            SECTION 5.6. Inspection of Property, Books and Records. AMB LP will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law; and will permit representatives of any Bank, at such Bank's expense, or from and after an Event of Default, at AMB LP's expense, to visit and inspect any of its properties, including without limitation its Real Property Assets, and so long as disclosure of such information could not result in a violation of, or expose any Credit Party or their Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on any Credit Party or any of their Subsidiaries or on any Property of any of them, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired. Administrative Agent shall coordinate any such visit or inspection to arrange for review by any Bank requesting any such visit or inspection.

            SECTION 5.7. Existence. AMB LP shall do or cause to be done, all things necessary to preserve and keep in full force and effect its, and each Credit Party's and their respective Consolidated Subsidiaries', existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

            SECTION 5.8. Financial Covenants.

            (a) Total Liabilities to Total Asset Value. AMB LP shall not permit the ratio of Total Liabilities to Total Asset Value of AMB LP to exceed 0.55:1 at any time; provided however, such ratio may exceed 0.55:1 for any single quarter within any twelve (12) month period but in no event shall AMB LP permit the ratio of Total Liabilities to Total Asset Value to exceed 0.60:1 at any time.

            (b) Adjusted EBITDA to Fixed Charges Ratio. AMB LP shall not permit the ratio of Adjusted EBITDA to Fixed Charges of AMB LP, for the then most recently completed four (4) consecutive Fiscal Quarters, to be less than 1.75:1.

            (c) Secured Debt to Total Asset Value. AMB LP shall not permit the ratio of Secured Debt to Total Asset Value of AMB LP to exceed 0.40:1 at any time.

            (d) Unencumbered Pool. AMB LP shall not permit the ratio of the outstanding Unsecured Debt to Unencumbered Asset Value of AMB LP to exceed 0.55:1 at any time.

            (e) Unencumbered Net Operating Cash Flow to Unsecured Interest Expense. AMB LP shall not permit the ratio of Unencumbered Net Operating Cash Flow of AMB LP to Unsecured Interest Expense to be less than 2.0:1.

            (f) Minimum Tangible Net Worth. The Consolidated Tangible Net Worth of AMB LP determined in conformity with GAAP will at no time be less than the sum of One Billion Eight Hundred Million Dollars (US$1,800,000,000.00) (or its equivalent in alternate currency) and ninety percent (90%) of the Net Offering Proceeds (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in either or both Guarantors, up to the amount paid by either or both Guarantors in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that neither Guarantor shall have increased its Net Worth as a result of any such proceeds) received by such Guarantors subsequent to the Closing Date.

            (g) Dividends. AMP LP will not, as determined on an aggregate annual basis, pay any partnership distributions in excess of 95% of the AMP LP's FFO for such year. During the continuance of a monetary Event of Default, AMP LP shall only pay partnership distributions that are necessary to enable AMB Corporation to make those dividends necessary to maintain AMB Corporation's status as a real estate investment trust.

            (h) Permitted Holdings. The Credit Parties' primary business will not be substantially different from that conducted by Guarantor on the Closing Date and shall include the ownership, operation and development of Real Property Assets and any other business activities of the Credit Parties and their Subsidiaries will remain incidental thereto. Notwithstanding the foregoing, the Credit Parties and their Subsidiaries may acquire or maintain Permitted Holdings if and so long as the aggregate value of Permitted Holdings (excluding Foreign Property Interests that are not Development Activity), whether held directly or indirectly by a Credit Party does not exceed, at any time, twenty-five percent (25%) of Total Asset Value of AMB LP unless a greater percentage is approved by the Majority Banks (which approval shall not be unreasonably withheld, conditioned or delayed), provided, however, the Credit Parties and their Subsidiaries may not acquire or maintain Unimproved Assets (excluding Foreign Property Interests) if and to the extent that the aggregate value of Unimproved Assets, whether held directly or indirectly by a Credit Party exceeds, at any time, seven and one half percent (7.5%) of Total Asset Value of AMB LP unless a greater percentage is approved by the Required Banks (which approval shall not be unreasonably withheld, conditioned or delayed). For purposes of calculating the foregoing percentage, the value of Unimproved Assets shall be calculated based upon the book value thereof, determined in accordance with GAAP.

            (i) Foreign Property Limit. Guarantors shall not, and shall not allow any of their Subsidiaries to, acquire or maintain Properties located outside the United States if and to the extent that the aggregate value of Guarantors' interest, without duplication, in such Properties located outside the United States ("Foreign Property Interests"), whether held directly or indirectly exceeds, at any time, twenty percent (20%) of Total Asset Value.

            (j) No Liens. Guarantors shall not, and shall not allow any of their Subsidiaries, Financing Partnerships or Joint Venture Subsidiaries to, allow any Qualifying Unencumbered Property (or any equity interests in such Property that are owned directly or indirectly by Guarantors or any Joint Venture Parent), that is necessary to comply with the provisions of Sections 5.8(d) and (e) hereof, to become subject to a Lien that secures the Indebtedness of any Person, other than Permitted Liens.

            (k) Development Activities. Construction Asset Cost (including, without limitation, Construction Asset Cost attributable to Foreign Property Interests) of the Guarantors and the Consolidated Subsidiaries, without duplication, shall not exceed fifteen percent (15%) of Total Asset Value. For the purposes of the foregoing calculation, a Construction Asset shall not include any Property that is eighty-five percent (85%) or more leased to tenants that are unaffiliated with AMB LP.

            (l) Limitation on Joint Venture Interests. The value of any Joint Venture Interests of the Guarantors (excluding Foreign Property Interests), determined in accordance with GAAP, shall at no time exceed in the aggregate fifteen percent (15%) of Total Asset Value.

            (m) Limitation on Taxable REIT Subsidiaries. The value, determined in accordance with GAAP, at book value of all Taxable REIT Subsidiaries (excluding Foreign Property Interests) will not exceed twenty percent (20%) of Total Asset Value.

            (n) Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter.

            SECTION 5.9. Restriction on Fundamental Changes.

            (a) Neither Guarantor shall enter into any merger or consolidation without obtaining the prior written consent thereto in writing of the Required Banks, unless the following criteria are met: (i) such Guarantor is the surviving entity; (ii) the entity which is merged into such Guarantor is predominantly in the commercial real estate business; (iii) the creditworthiness of the surviving entity's long term unsecured debt or implied senior debt, as applicable, is either (A) Investment Grade or (B) if not Investment Grade, not lower than Guarantors' creditworthiness two months immediately preceding such merger; and (iv) in the case of any merger where the then fair market value of the assets of the entity which is merged into such Guarantor is more than twenty-five percent (25%) of such Guarantors' then Total Asset Value following such merger, the consent of the Required Banks has been obtained, which consent shall not be unreasonably withheld, conditioned or delayed. Neither the Guarantor shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired. Nothing in this Section 5.9(a) shall be deemed to prohibit the sale or leasing of portions of the Real Property Assets in the ordinary course of business.

            (b) Borrower shall not enter into any merger or consolidation without obtaining the prior written consent thereto in writing of the Required Banks, unless the following criteria are met: (i) the surviving entity is predominantly in the commercial real estate business in Japan; (ii) the surviving entity continues to be 50% owned, directly or indirectly, by AMB LP and AMB LP continues to control such surviving entity,
(iii) the surviving entity assumes all obligations of its predecessor hereunder;
(iv) if such merger or consolidation affects any collateral for the Loans, substantially similar substitute collateral (in Agent's reasonable opinion) are provided as required by Section 2.13 and (v) a ratification and reaffirmation by the Guarantors of their obligations under the Guaranty is delivered to Administrative Agent. Borrower shall not liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired. Nothing in this Section 5.9(b) shall be deemed to prohibit the leasing of portions of the Tokai Property in the ordinary course of business.

            (c) AMB LP shall not amend its agreement of limited partnership or other organizational documents in any manner that would have a Material Adverse Effect without the Required Banks' consent. Without limitation of the foregoing, no Person shall be admitted as a general partner of AMB LP other than AMB Corporation. AMB Corporation shall not amend its articles of incorporation, by-laws, or other organizational documents in any manner that would have a Material Adverse Effect without the Required Banks' consent. Borrower shall not amend its articles of incorporation, formation documents or other organizational documents in any manner that would have a Material Adverse Effect without the Required Banks' consent. AMB LP shall not make any "in-kind" transfer of any of its property or assets to any of its constituent partners if such transfer would result in an Event of Default under Section 6.1(b) by reason of a breach of the provisions of Section 5.8.

            SECTION 5.10. Changes in Business.

            (a) Except for Permitted Holdings and Foreign Property Interests, none of the Credit Parties shall enter into any business which is substantially different from that conducted by Guarantors on the Closing Date after giving effect to the transactions contemplated by the Loan Documents. AMB LP shall carry on its business operations through its Consolidated Subsidiaries and its Investment Affiliates.

            (b) Except for Permitted Holdings and Foreign Property Interests, AMB LP shall not engage in any line of business which is substantially different from the business conducted by AMB LP on the Closing Date, which includes the ownership, operation and development of Real Property Assets and the provision of services incidental thereto, whether directly or through its Consolidated Subsidiaries and Investment Affiliates.

            SECTION 5.11. AMB Corporation Status.

            (a) Status. AMB Corporation shall at all times (i) remain a publicly traded company listed for trading on the New York Stock Exchange, and
(ii) maintain its status as a self-directed and self-administered real estate investment trust under the Code.

            (b) Indebtedness. AMB Corporation shall not, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (1)   the Obligations; and

                  (2) Indebtedness of AMB LP for which there is recourse to AMB Corporation which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Default under any provision of this Article V.

            (c)   Restriction on Fundamental Changes.

                  (1) AMB Corporation shall not have an investment in any Person other than (i) AMB LP or indirectly through AMB LP, (ii) directly or indirectly in Financing Partnerships, and (iii) the interests identified on Schedule 5.11(c)(1) attached hereto.

                  (2) AMB Corporation shall not acquire an interest in any Property other than securities issued by AMB LP and Financing Partnerships and the interests identified on Schedule 5.11(c)(2) attached hereto.

            (d) Environmental Liabilities. Neither AMB LP nor any of its Subsidiaries shall become subject to any Environmental Claim which has a Material Adverse Effect, including, without limitation, any arising out of or related to (i) the release or threatened release of any Material of Environmental Concern into the environment, or any remedial action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, AMB LP shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) AMB LP shall have given Administrative Agent prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject AMB LP or such Subsidiary to any criminal penalty or subject Administrative Agent or any Bank to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to AMB LP or its condition or prospects shall be in substantial danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

            (e)   Disposal of Ownership Interest.

                  (i) AMB Corporation will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in AMP LP or any of its equity interest in any of the partners of AMB LP as of the date hereof (except in connection with the dissolution or liquidation of such partners of AMB LP or the redemption of interests in connection with stock repurchase programs), except for the reduction of AMB Corporation's interest in AMB LP arising from AMB LP's issuance of partnership interests in AMB LP or the retirement of preferred units by AMB LP. AMB Corporation will continue to be the managing general partner of AMB LP.

                  (ii) AMB LP will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its shares in Borrower unless, following such disposition, AMB LP continues to own, directly or indirectly, at least fifty percent (50%) of Borrower and AMB LP (or a Person that is owned and controlled, directly or indirectly, by AMB LP) continues to be the sole shareholder, general partner or managing member or otherwise exercises control over Borrower.

            SECTION 5.12. Other Indebtedness. Guarantors shall not allow any of their Subsidiaries, Financing Partnerships or Joint Venture Subsidiaries that own, directly or indirectly, any Qualifying Unencumbered Property to directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Indebtedness other than trade debt incurred in the ordinary course of business and Indebtedness owing to AMB LP or any Financing Partnership, if the resulting failure of such Property to qualify as a Qualifying Unencumbered Property would result in an Event of Default under
Section 5.8.

            SECTION 5.13. Forward Equity Contracts. If AMB LP shall enter into any forward equity contracts, AMB LP may only settle the same by delivery of stock, it being agreed that if AMB LP shall settle the same with cash, the same shall constitute an Event of Default hereunder unless AMB LP shall have received the unanimous consent of the Banks to settle such forward equity contracts with cash.

            SECTION 5.14. Capital Funding Loans. Notwithstanding anything in this Agreement to the contrary, in the event that any Property located outside the United States (each a "Non-US Property") is owned by a Financing Partnership (a "100% AMB Non-US Property Owner"), by a Joint Venture Subsidiary (a "JV Non-US Property Owner") or by a wholly-owned direct or indirect subsidiary of a Joint Venture Subsidiary (a "Tiered Non-US Property Owner"; such Joint Venture Subsidiary is hereinafter referred to as the "First Tier JV"; each entity through which the First Tier JV indirectly owns a Tiered Non-US Property Owner is hereinafter referred to as an "Intermediate Tier Entity"; and the Tiered Non-US Property Owners, the 100% AMB Non-US Property Owners and the JV Non-US Property Owners are sometimes hereinafter referred to individually as a "Non-US Property Owner" and collectively as the "Non-US Property Owners") and the Non-US Property Owner or, in the case of any Tiered Non-US Property Owner, the related First Tier JV or a related Intermediate Tier Entity has incurred Indebtedness (whether or not such Indebtedness is secured by a Lien against such Non-US Property and/or any direct or indirect equity interests in the Non-US Property Owner) (each a "Capital Funding Loan") held by

      (x) in the case of a 100% AMB Non-US Property Owner, AMB LP or any other Financing Partnership, and

      (y) in the case of a JV Non-US Property Owner or a Tiered Non-US Property Owner, either (AA) an entity (hereinafter an "International FinCo") in which Guarantors' Share is the same or greater than Guarantors' Share in such Non-US Property Owner, or (BB) a Financing Partnership (or AMB LP directly) and entities which are not Financing Partnerships (including Persons who are not Affiliates of AMB LP or whose constituent entities include Persons who are not Affiliates of AMB LP) ("Joint Lenders"), provided that AMB LP's direct or indirect share of such Indebtedness is the same or greater than Guarantors' Share of such Non-US Property Owner, then no such Capital Funding Loan or related Second Tier Funding Loan (as defined below) shall be deemed to constitute Indebtedness for any purposes under this Agreement, any Lien securing such Capital Funding Loan shall be a Permitted Lien and no Non-US Property to which such Capital Funding Loan or Second Tier Funding Loan relates shall fail to be a Qualifying Unencumbered Property solely because the capital provided to the applicable Non-US Property Owner or related First Tier JV or Intermediate Tier Entity was in the form of a Capital Funding Loan rather than a contribution to the equity of such Non-US Property Owner, First Tier JV or Intermediate Tier Entity, so long as

      (a) in the case of a Capital Funding Loan made by an International FinCo, the sale of such Capital Funding Loan, or the sale or refinancing of any interest in the Non-US Property or any direct or indirect equity interests in the Non-US Property Owner acquired as a result of the exercise of any remedies in connection with the enforcement of such Capital Funding Loan, is Substantially Controlled by AMB LP (as defined below),

      (b) in the case of a Capital Funding Loan made by Joint Lenders, any remedies in connection with enforcement of such Capital Funding Loan may only be exercised by such Joint Lenders concurrently and, in the event of any such exercise and the Joint Lenders acquire such Non-US Property or any direct or indirect equity interests in such Non-US Property Owner, the sale or refinancing of such Non-US Property and, if the direct or indirect equity interests in such Non-US Property Owner are held jointly, such equity interests will be Substantially Controlled by AMB LP, and

      (c) no interest in any Capital Funding Loan or Second Tier Funding Loan held directly or indirectly by AMB LP is subject to any Lien (other than a Permitted Lien) or any Negative Pledge.

For purposes of the foregoing, an action will be "Substantially Controlled by AMB LP" if such action is substantially controlled directly by AMB LP or through one or more Financing Partnerships either by agreement of the parties, through the provisions of a Person's formation documents or otherwise. For purposes of the preceding sentence, an action shall be deemed to be substantially controlled directly by AMB LP or through one or more Financing Partnerships if AMB LP or such Financing Partnerships have the ability to exercise a usual and customary buy-sell right in the event of a disagreement regarding such action. As used herein the term "Second Tier Funding Loan" means any loans made to an International FinCo by AMB LP, any Financing Partnerships of AMB LP and/or any other Person with an equity interest in such International FinCo (or affiliates of such other Person) so long as (x) AMB LP's direct or indirect share of the combined loans of AMB LP, any Financing Partnership and/or such other Persons (or affiliates thereof) to the International FinCo is the same or greater than Guarantors' Share of the applicable Non-US Property Owner, and (y) all such loans are pari passu and any remedies that may be exercised in connection with enforcement of such loans may only be exercised concurrently or not at all.

            SECTION 5.15. Construction Progress Reports. Simultaneously with the delivery of each set of quarterly financial statements referred to in Section 5.1(b), Borrower shall deliver, or cause to be delivered, to Administrative Agent and each Bank copies of any progress reports delivered to any Credit Party or any of their respective affiliates by the contractor for the development of the Tokai Property.

                                   ARTICLE VI

                                    DEFAULTS

            SECTION 6.1. Events of Default. An "Event of Default" shall have occurred if one or more of the following events shall have occurred and be continuing:

            (a) Borrower shall fail to (i) pay when due any principal of any Loan, or (ii) Borrower shall fail to pay when due interest on any Loan or any fees or any other amount payable to Administrative Agent or the Banks hereunder and the same shall continue for a period of five (5) days after the same becomes due;

            (b) any Credit Party shall fail to observe or perform any covenant contained in Section 5.8, Section 5.9, Section 5.10, Section 5.11 (a),(b), (c) or (e), Section 5.12 or Section 5.13, applicable to such Credit Party;

            (c) any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referenced in Section 6.1(a), (b), (e), (f), (o), (q), (t) and (w) hereof) and the Mortgage for 30 days after written notice thereof has been given to Borrower by the Administrative Agent; or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days;

            (d) any representation, warranty, certification or statement made by a Credit Party in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and, with respect to such representations, warranties, certifications or statements not known by such Credit Party at the time made or deemed made to be incorrect, the defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within thirty
(30) days after written notice thereof from Administrative Agent to Credit Parties;

            (e) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, including under Japanese law, any corporate action or proceedings are undertaken relating to bankruptcy (hasan), civil rehabilitation (minjisaisei tetsuzuki kaishi), commencement of corporate reorganization proceedings (kaisha kosei tetsuzuki), commencement of company arrangement (kaisha seiri) or commencement of special liquidation (tokubetsu seisan); and except for any such action taken for the purposes of a reconstruction or amalgamation whilst solvent on terms previously approved by the Administrative Agent, for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

            (f) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect (including the Japanese laws set forth in Section 6.1(e) above) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against any Credit Party under the federal or national bankruptcy laws as now or hereafter in effect;

            (g) at any time, for any reason, Borrower seeks to repudiate its obligations under any Loan Document;

            (h) a default by Borrower beyond any applicable notice or grace period under any of the other Loan Documents to which Borrower is a party;

            (i) any assets of Borrower shall constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code;

            (j) any of the Loan, the Obligations, the Guaranty or any of the Loan Documents or the exercise of any of the Administrative Agent's or any of the Bank's rights in connection therewith shall constitute a prohibited transaction under ERISA and/or the Code;

            (k) any Guarantor shall fail to pay any amounts due under the terms and conditions of the Guaranty;

            (l) any Guarantor or any Subsidiary or any Investment Affiliate of any Guarantor shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amounts exceed Twenty-Five Million Dollars (US$25,000,000) (or its equivalent in alternate currency) and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Debt; or any Guarantor or any Subsidiary or any Investment Affiliate of any Guarantor shall default in the performance or observance of any obligation or condition with respect to any such Recourse Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness;

            (m)   any Guarantor or any Subsidiary of any Guarantor shall default
(x) in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Non-Recourse Indebtedness beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Indebtedness, with respect to which the principal amounts of any such Indebtedness, in the aggregate, exceed One Hundred Million Dollars (US$100,000,000) (or its equivalent in alternate currency), or
(y) in the performance or observance of any obligation or condition with respect to any such Non-Recourse Indebtedness or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if, in the case of (x) or (y), the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness and such holder or holders in fact accelerate the maturity of any such indebtedness;

            (n) one or more final, non-appealable judgments or decrees in an aggregate amount of Ten Million Dollars (US$10,000,000) or more shall be entered by a court or courts of competent jurisdiction against any Guarantor to the extent of any recourse to such Guarantor or any Guarantors' Consolidated Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

            (o) there shall be a change in the majority of the Board of Directors of AMB Corporation during any twelve (12) month period, excluding any change in directors resulting from (x) the death or disability of any director, or (y) satisfaction of any requirement for the majority of the members of the board of directors or trustees of AMB Corporation to qualify under applicable law as independent directors or (z) the replacement of any director who is an officer or employee of AMB Corporation or an affiliate of AMB Corporation with any other officer or employee of AMB Corporation or an affiliate of AMB Corporation;

            (p) any Person (including affiliates of such Person) or "group" (as such term is defined in applicable federal securities laws and regulations) shall acquire more than thirty percent (30%) of the common shares of AMB Corporation;

            (q) AMB Corporation shall cease at any time to qualify as a real estate investment trust under the Code;

            (r) if any Termination Event with respect to a Plan, Multiemployer Plan or Benefit Arrangement shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency of such Plan, Multiemployer Plan or Benefit Arrangement and the insufficiency of any and all other Plans, Multiemployer Plans and Benefit Arrangements with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing and in the case of a liability with respect to a Termination Event which is or could be a liability of a Guarantor rather than a liability of the Plan, the liability of a Guarantor) is equal to or greater than US$10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

            (s) if, any member of the ERISA Group shall commit a failure described in Section 302(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 302(f)(3) of ERISA or Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or their assets in respect of such failure shall be equal to or greater than US$10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

            (t) at any time, for any reason, any Guarantor seeks to repudiate its obligations under the Guaranty;

            (u) a default by any Guarantor beyond any applicable notice or grace period under this Agreement or any of the other Loan Documents to which such Guarantor is a party;

            (v) any assets of any Guarantor shall constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code;

            (w) if (i) any Insolvency Event shall have occurred with respect to Borrower, (ii) the Administrative Agent or any Bank shall be required by any applicable governmental authority to set up reserves as a result of such Insolvency Event and (iii) the Guarantors shall fail to either cure such Insolvency Event or pay in full all outstanding Loans made to Borrower within thirty (30) days of the date the Administrative Agent or any Bank shall be required to set up such reserves; or

            (x) the occurrence of any material breach by Borrower of the Purchase and Sale Agreement which results in the termination of the Purchase and Sale Agreement or the repurchase thereunder of the Tokai Property by the Tokyo Metropolitan Government, or any other act is taken by the Tokyo Metropolitan Government in connection with the Purchase and Sale Agreement which impairs the Mortgages or the Additional Mortgages which breach, repurchase or other act results in a Material Adverse Effect, and the Loans are not paid in full within 30 days after such termination, repurchase or other act.

            SECTION 6.2. Rights and Remedies with Respect to Event of Default. Upon the occurrence of any Event of Default described in Sections 6.1(e), (f),
(g), (i), (j), (t) or (v), the Commitments shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Credit Parties; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent, following consultation with the Banks, may (and upon the demand of the Required Banks shall), by written notice to Borrower and each Guarantor, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Banks at law or equity or under any of the other Loan Documents, (a) declare that the Commitments are terminated, and (b) declare that the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Credit Parties.

            SECTION 6.3. Intentionally Deleted.

            SECTION 6.4. Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent and the Banks each agree that any exercise or enforcement of the rights and remedies granted to the Administrative Agent or the Banks under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained by the Administrative Agent on behalf of the Administrative Agent and/or the Banks. The Administrative Agent shall act at the direction of the Required Banks in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Banks are unable to reach agreement, then, from and after an Event of Default, the Administrative Agent may pursue such rights and remedies as it may determine.

            SECTION 6.5. Notice of Default. The Administrative Agent shall give notice to the Credit Parties of a Default promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Administrative Agent has received notice in writing from a Bank, Borrower or a Guarantor referring to this Agreement or the other Loan Documents, describing such event or condition. Should Administrative Agent receive notice of the occurrence of a Default or Event of Default expressly stating that such notice is a notice of a Default or Event of Default, or should Administrative Agent send Borrower or Guarantors a notice of Default or Event of Default, Administrative Agent shall promptly give notice thereof to each Bank.

            SECTION 6.6. Intentionally Deleted

            SECTION 6.7. Distribution of Proceeds after Default. Notwithstanding anything contained herein to the contrary but subject to the provisions of
Section 9.16 hereof, from and after an Event of Default, to the extent proceeds are received by Administrative Agent, such proceeds will be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans (giving effect to any participations granted therein pursuant to Section 9.4).

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

            SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Except as set forth in Sections 7.8 and 7.9 hereof, the provisions of this
Article VII are solely for the benefit of Administrative Agent and the Banks, and no Credit Party shall have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall each act solely as an agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Credit Parties.

            SECTION 7.2. Agency and Affiliates. Sumitomo Mitsui Banking Corporation has the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent and Sumitomo Mitsui Banking Corporation and each of its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Credit Parties or any Subsidiary or affiliate of the Credit Parties as if it were not the Administrative Agent hereunder, and the term "Bank" and "Banks" shall include Sumitomo Mitsui Banking Corporation in its individual capacity.

            SECTION 7.3. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI. The duties of Administrative Agent shall be administrative in nature. Subject to the provisions of Sections 7.1, 7.5 and 7.6, Administrative Agent shall administer the Loans in the same manner as it administers its own loans.

            SECTION 7.4. Consultation with Experts. As between Administrative Agent on the one hand and the Banks on the other hand, the Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.5. Liability of Administrative Agent. As between Administrative Agent on the one hand and the Banks on the other hand, neither the Administrative Agent nor any of its affiliates nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. As between Administrative Agent on the one hand and the Banks on the other hand, neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Credit Parties; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to Administrative Agent, or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. As between Administrative Agent on the one hand and the Banks on the other hand, Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent and its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Credit Parties) against any cost, expense (including, without limitation, counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with its duties as Administrative Agent under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder. In the event that Administrative Agent shall, subsequent to its receipt of indemnification payment(s) from Banks in accordance with this section, recoup any amount from any Credit Party, or any other party liable therefor in connection with such indemnification, Administrative Agent shall reimburse the Banks which previously made the payment(s) pro rata, based upon the actual amounts which were theretofore paid by each Bank. Administrative Agent shall reimburse such Banks so entitled to reimbursement within two (2) Tokyo Business Days of its receipt of such funds from such Credit Party or such other party liable therefor.

            SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            SECTION 7.8. Successor Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Credit Parties and, upon the request of Borrower, the Administrative Agent shall resign in the event its Commitment (without participants) is reduced to less than the Commitment of any other Bank. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent which successor Administrative Agent shall, provided no Event of Default has occurred and is then continuing, be subject to Borrower's approval, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Majority Banks and approved by Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be the Administrative Agent who shall act until the Majority Banks shall appoint an Administrative Agent. Any appointment of a successor Administrative Agent by Majority Banks or the retiring Administrative Agent pursuant to the preceding sentence shall, provided no Event of Default has occurred and is then continuing, be subject to Borrower 's approval, which approval shall not be unreasonably withheld or delayed. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent. For gross negligence or willful misconduct, as determined by all the Banks (excluding for such determination Administrative Agent in its capacity as a Bank), Administrative Agent may be removed at any time by giving at least thirty (30) Tokyo Business Days' prior written notice to Administrative Agent and Borrower. Such resignation or removal shall take effect upon the acceptance of appointment by a successor Administrative Agent in accordance with the provisions of this
Section 7.8.

            SECTION 7.9. Consents and Approvals. All communications from Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Bank where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to Administrative Agent by Borrower or any Guarantor in respect of the matter or issue to be resolved and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof ). Each Bank shall reply promptly, but in any event within ten (10) Tokyo Business Days after receipt of the request therefor from Administrative Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Banks, Majority Banks or all the Banks, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Banks and upon receiving the required approval or consent (or deemed approval or consent, as the case may be) shall follow the course of action or determination of the Required Banks, Majority Banks or all the Banks (and each non-responding Bank shall be deemed to have concurred with such recommended course of action), as the case may be.

            SECTION 7.10. Cooperation with Organizational Documents and Asset Liquidation Plan Amendments. Borrower may be required from time to time to amend its organizational documents and Asset Liquidation Plan as a result of (i) certain of its actions taken in accordance with this Agreement, or (ii) certain actions to be taken by it in connection with the contemplated TMK Refinancing. The Administrative Agent and each of the Banks acknowledges the foregoing and hereby consents to any and all amendments to Borrower's organizational documents and Asset Liquidation Plan which are required as a result of (i) Borrower's actions taken in accordance with this Agreement, or (ii) Borrower's actions to be taken in connection with the contemplated TMK Refinancing, except to the extent any such amendment materially adversely affects the rights and/or remedies of any such Bank hereunder. Upon filing any such amendment, Borrower shall concurrently deliver a copy of such amendment to Administrative Agent.

The Administrative Agent and each of the Banks shall reasonably cooperate with Borrower, at Borrower's sole cost and expense, in amending its organizational documents and/or Asset Liquidation Plan and timely provide Borrower with such executed consents, acknowledgments of notice or other documents as Borrower may reasonably request or as may be required by the applicable Japanese governmental authorities to so amend its Asset Liquidation Plan. In furtherance of the forgoing, each Bank shall execute and deliver to the Administrative Agent on the Closing Date fifteen (15) originals of the "Prior Consent Concerning Amendment to Organizational Documents and Asset Liquidation Plan" in the form of Exhibit C (the "Consents"), and the Banks hereby authorize the Administrative Agent to complete one or more of such Consents and deliver the same in the event Borrower seeks to amend its organizational documents and/or Asset Liquidation Plan in accordance with this Section 7.10. Upon the request of the Administrative Agent during the Term, each Bank shall promptly execute and deliver such additional Consents as may be necessary for the purposes set forth in this Section 7.10.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

            SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any TIBOR Borrowing, the Administrative Agent determines in good faith that deposits in Yen (in the applicable amounts) are not being offered in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to Borrower and the Banks, whereupon until the Administrative Agent notifies Borrower and the Banks that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make TIBOR Loans shall be suspended. In such event, unless Borrower notifies the Administrative Agent on or before the second (2nd) Tokyo Business Day before, but excluding, the date of any TIBOR Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

            SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency shall make it unlawful for any Bank (or its Lending Office) to make, maintain or fund its TIBOR Loans, whereupon until such Bank notifies the Credit Parties and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make TIBOR Loans shall be suspended. With respect to TIBOR Loans, before giving any notice to the Administrative Agent pursuant to this Section 8.2, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding TIBOR Loans to maturity and shall so specify in such notice, such TIBOR Loan shall be converted as of such date to a Base Rate Loan (without payment of any amounts that Borrower would otherwise be obligated to pay pursuant to Section 2.15 hereof with respect to Loans converted pursuant to this Section 8.2) in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related TIBOR Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

            If at any time, it shall be unlawful for any Bank to make, maintain or fund its TIBOR Loans, Borrower shall have the right, upon five (5) Tokyo Business Day's notice to the Administrative Agent, to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, together with accrued and unpaid interest thereon, and to become a Bank hereunder, or obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest due thereon and any and all fees due hereunder, upon which event, such Bank's Commitments shall be deemed to be canceled.

            SECTION 8.3. Increased Cost and Reduced Return.

            (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) made at the Closing Date of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Japanese Central Bank), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Loan Effective Date affecting such Bank's TIBOR Loans, or its obligation to make TIBOR Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any TIBOR Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement with respect to such TIBOR Loans, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts attributable to the TIBOR Loans made to Borrower (based upon a reasonable allocation thereof by such Bank to the TIBOR Loans made by such Bank hereunder) as will compensate such Bank for such increased cost or reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

            (b) If any Bank shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts attributable to the TIBOR Loans made to Borrower as will compensate such Bank (or its Parent) for such reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

            (c) Each Bank will promptly notify Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 8.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall fail to notify Borrower of any such event within ninety (90) days following the end of the month during which such event occurred, then Borrower's and Guarantor's liability for any amounts described in this Section
8.3 incurred by such Bank as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to, but excluding, the date upon which such Bank actually notified Borrower of the occurrence of such event. A certificate of any Bank claiming compensation under this Section 8.3 and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            (d) If at any time, any Bank shall be owed amounts pursuant to this Section 8.3, Borrower shall have the right, upon five (5) Tokyo Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be canceled.

            SECTION 8.4. Taxes.

            (a) Any and all payments by a Credit Party to or for the account of any Bank or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Lending Office or any political subdivision thereof or by any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Bank or Administrative Agent and such other jurisdiction or by the United States (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If a Credit Party shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 8.4) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Credit Party shall make such deductions, (iii) the Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Credit Party shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

            (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any other Loan Document of Borrower or from the execution or delivery of, or otherwise with respect to, this Agreement, any other Loan Documents of Borrower (hereinafter referred to as "Other Taxes").

            (c) In the event that Non-Excluded Taxes not imposed on the Closing Date are imposed, or Non-Excluded Taxes imposed on the Closing Date increase, the applicable Bank shall notify the Administrative Agent and the Credit Parties of such event in writing within a reasonable period following receipt of knowledge thereof. If such Bank shall fail to notify the Credit Parties of any such event within ninety (90) days following the end of the month during which such event occurred, then such Credit Parties' liability for such additional Non-Excluded Taxes incurred by such Bank as a result of such event (including payment of a make-whole amount under Section 8.4(a)(i)) shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to, but excluding, the date upon which such Bank actually notified the Credit Parties of the occurrence of such event.

            (d) Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Non-Excluded Taxes or Other Taxes for which Borrower is liable under this Section 8.4 (including, without limitation, any Non-Excluded Taxes or

Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank or the Administrative Agent (as the case may
be) and, so long as such Bank or Administrative Agent has promptly paid any such Non-Excluded Taxes or Other Taxes, any liability for penalties and interest arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor.

            (e) Each Bank confirms to the Administrative Agent and to each Credit Party (on the date hereof or, in the case of a Bank which becomes a party hereto pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that it is Qualified Institutional Investor and each Bank shall promptly notify the Administrative Agent and each Credit Party if there is any change in its status as a Qualified Institutional Investor.

            (f) Each Bank will promptly on request by Borrower take all reasonable steps (if any) required to be taken to establish entitlement to exemption for Borrower from withholding under any applicable Japanese laws and any applicable double tax treaty, including satisfying any reasonable information, reporting or other requirement and completion and filing of relevant forms, claims, declarations and similar documents and shall provide Borrower with copies of all forms, claims, declarations and similar documents filed for such purpose.

            (g) Each Bank which is established under the laws of a jurisdiction other than Japan and which is acting hereunder through a Lending Office in Japan agrees that it shall, if necessary, from time to time obtain from the relevant tax authorities a certificate certifying that such payment constitutes domestic source income (as provided for in Article 180 of the Income Tax Law of Japan (Law No. 33, 1965)) and deliver such certificate to Borrower as required by Article 180, unless prevented from so doing as a result of the introduction of, or any change in, or any change in the interpretation or the application of, any law or regulation or as a result of compliance with any law or regulation made after the date of this Agreement. Upon reasonable demand by any Credit Party to the Administrative Agent or any Bank, the Administrative Agent or Bank, as the case may be, shall deliver to the Credit Party, or to such government or taxing authority as the Credit Party may reasonably direct, any form or document that may be required or reasonably requested in writing in order to allow the Credit Party to make a payment to or for the account of such Bank or the Administrative Agent hereunder or under any other Loan Document without any deduction or withholding for or on account of any Non-Excluded Taxes or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to the Credit Party making such demand and to be executed and to be delivered with any reasonably required certification.

            (h) For any period with respect to which a Bank has failed to provide Borrower with the appropriate form pursuant to Section 8.4(g) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(d) with respect to Non-Excluded Taxes; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes so long as Borrower shall incur no cost or liability as a result thereof.

            (i) If Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

            (j) If at any time, any Bank shall be owed amounts pursuant to this Section 8.4, Borrower shall have the right, upon five (5) Tokyo Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be canceled.

            SECTION 8.5. Base Rate Loans Substituted for Affected TIBOR Loans. If (i) the obligation of any Bank to make TIBOR Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section
8.3 or 8.4 with respect to its TIBOR Loans and Borrower shall, by at least five
(5) Tokyo Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 8.5 shall apply to such Bank, then, unless and until such Bank notifies Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

            (a) all Loans which would otherwise be made by such Bank to Borrower as TIBOR Loans shall be deemed made instead as Base Rate Loans; and

            (b) after each of its TIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such TIBOR Loans shall be applied to repay its Base Rate Loans instead, and

            (c) Borrower will not be required to make any payment which would otherwise be required by Section 2.15 with respect to such TIBOR Loans converted to Base Rate Loans pursuant to clause (a) above.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party: (x) in the case of each of the Credit Parties, to such Credit Party at its address, telex number or facsimile number set forth on Exhibit D attached hereto, (y) in the case of the Administrative Agent, at its address, telex number or facsimile number set forth on Exhibit D attached hereto, or (z) in the case of any Bank, at its address, telex number or facsimile number set forth in its Administrative Questionnaire. The Administrative Agent agrees to provide AMB LP with the address, telex number or facsimile number for each Bank. Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex number or facsimile number specified in this Section 9.1 and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, or (iii) if given by an internationally (if notices are to be sent to a different country) or nationally recognized overnight carrier, 48 hours after such communication is deposited with such carrier (72 hours in the case notices are to be sent to a different country) with postage prepaid delivery, or (iv) if given by any other means, when delivered at the address specified in this Section 9.1; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

            SECTION 9.2. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.3. Expenses; Indemnification.

            (a) The Guarantors and, in the case of clause (iii) below, each Credit Party (provided Borrower shall only be liable for the enforcement costs incurred with respect to the Loan Documents to which Borrower is a party, provided, further, the Guarantors shall be liable for all enforcement costs incurred with respect to all of the Loan Documents) shall pay within thirty (30) days after written notice from the Administrative Agent, (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP ), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) all reasonable fees and disbursements of special counsel in connection with the syndication of the Loans, and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank, including, without limitation, fees and disbursements of counsel for the Administrative Agent and each of the Banks, in connection with the enforcement of the Loan Documents including, without limitation, the Mortgages and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; provided, however, that the attorneys' fees and disbursements for which any Credit Party is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative fees and disbursements of (A) counsel for Administrative Agent and (B) counsel for all of the Banks as a group; and provided, further, that all other costs and expenses for which any Credit Party is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative costs and expenses of Administrative Agent. For purposes of this Section 9.3(a)(iii), (1) counsel for Administrative Agent shall mean a single outside law firm representing Administrative Agent and (2) counsel for all of the Banks as a group shall mean a single outside law firm representing such Banks as a group (which law firm may or may not be the same law firm representing the Administrative Agent).

            (b) Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by Borrower or its Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by Borrower or any of its Environmental Affiliates, including, without limitation, all on-site and off-site activities of Borrower or any of its Environmental Affiliate involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty of Borrower and/or any Guarantor set forth herein, but excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement, (b) incurred solely by reason of the gross negligence, willful misconduct bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction, (c) arising from violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property or (d) owing by such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents. In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent or employee of Administrative Agent or any Bank shall be solely in their respective capacities as such director, officer, agent or employee. Borrower's obligations under this Section 9.3 shall survive the termination of this Agreement and the payment of the Obligations. Without limitation of the other provisions of this
Section 9.3, Borrower shall
indemnify and hold each of the Administrative Agent and the Banks free and harmless from and against all loss, costs (including reasonable attorneys' fees and expenses), expenses, taxes, and damages (including consequential damages) that the Administrative Agent and the Banks may suffer or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in the Administrative Agent's reasonable judgment by reason of the inaccuracy of the representations and warranties of Borrower and/or any Guarantor, or a breach by Borrower and/or any Guarantor of the provisions, set forth in Section 4.1(f)(ii).

            SECTION 9.4. Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, but subject to the prior consent of the Administrative Agent, which consent shall not be unreasonably withheld, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of, any Credit Party against and on account of the Obligations of any Credit Party then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank. Each Bank agrees that if it shall by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loans advanced by it, which is greater than the proportion received by any other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans made by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans made by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section 9.4 shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of any Credit Party other than its indebtedness under the Loans or the Guaranty. Each Credit Party agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Credit Party in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Bank may, by separate agreement with a Credit Party, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Bank under this Section 9.4.

            SECTION 9.5. Amendments and Waivers.

            (a) Except as provided below in Section 9.5(b), any provision of this Agreement or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Credit Parties and the Majority Banks (and, if the rights or duties of the Administrative Agent in its capacity as Administrative Agent are affected thereby, by the Administrative Agent); provided that (A) no amendment or waiver of the provisions of, or waiver of a default under, Article V (including, without limitation, any of the definitions of the defined terms used in Article V or any change in the notice and cure periods, if any, described in Section 6.1 and applicable to defaults under Article V), other than the provisions of Section 5.8(h) requiring Majority Bank consent, shall be effective unless signed (or otherwise consented to) by the Credit Parties and the Required Banks and (B) no amendment or waiver with respect to this Agreement or any other Loan Documents shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 9.5(a) or any other provision of this Agreement, (v) release the Guaranty or (vi) modify the provisions of this
Section 9.5.

            (b) Notwithstanding the foregoing, in the event that the Guarantors or the Existing Credit Agreement Agent propose to modify, waive or restate, or request a consent or approval with respect to, the financial covenants, reporting requirements or non-monetary Events of Default (and related definitions) of the Existing Credit Agreement in writing (which may include a written waiver of an existing actual or potential Default or Event of Default that is intended to be eliminated by such modification, restatement or waiver) (individually, a "Covenant Modification"), simultaneously with the written submission of such proposal or request to the Existing Credit Agreement bank group (such proposal or request being the "Existing Credit Agreement Proposal"), Borrower and the Guarantors shall deliver a duplicative proposal or request for a Covenant Modification with respect to the Facility to the Administrative Agent and the Banks. Borrower shall pay the same percentage fees (if any) to the Administrative Agent and the Banks as the Guarantors shall pay to the Existing Credit Agreement Agent (or agents) and the lenders under the Existing Credit Agreement in connection with such modification, restatement, waiver, consent or approval. The decision whether to accept such Covenant Modification shall require the consent of the Required Banks hereunder unless such Covenant Modification is of the nature that would require the consent of all of the Banks; it being understood that even if the applicable Banks shall fail to consent to the Covenant Modification, the provisions of the Existing Credit Agreement, as so modified, restated or waived, or the granting of any consent or approval thereunder, in writing by the "Required Banks" (as defined in the Existing Credit Agreement) thereunder (or if applicable, all of the lenders thereunder) shall control. Notwithstanding the foregoing, in no event shall Administrative Agent and the Banks be required to accept any Covenant Modification that modifies, amends or waives the Administrative Agent's rights under this Agreement with respect to the Banks as the

"agent" under the Facility or subjects the Administrative Agent, as the "agent" under the Facility to any additional obligations to the Banks pursuant to this Agreement.

            SECTION 9.6. Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Credit Parties may not assign or otherwise transfer any of their rights under this Agreement or the other Loan Documents without the prior written consent of all Banks and the Administrative Agent and a Bank may not assign or otherwise transfer any of its interest under this Agreement except as permitted in subsection (b) and (c) of this Section 9.6.

            (b) Prior to the occurrence of a Event of Default, any Bank may at any time, grant to an existing Bank, one or more banks, finance companies, insurance companies or other financial institutions which are Qualified Institutional Investors (a "Participant") in minimum amounts of not less than JPY350,000,000 (or any lesser amount in the case of participations to an existing Bank) participating interests in its Commitment or any or all of its Loans. After the occurrence and during the continuance of a Event of Default, any Bank may at any time grant to any Person in any amount (also a "Participant"), participating interests in its Commitment or any or all of its Loans. Any participation made during the continuation of a Event of Default shall not be affected by the subsequent cure of such Event of Default. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Credit Parties and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Credit Parties and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Credit Parties hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment, waiver, consent or approval of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section 9.5(a) without the consent of the Participant. The Credit Parties agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.

            (c) Any Bank may at any time assign to a Qualified Institution (in each case, an "Assignee") (i) prior to the occurrence of a Event of Default, in minimum amounts of not less than JPY350,000,000 and integral multiple of JPY1,000,000 thereafter (or any lesser amount in the case of assignments to an existing Bank) and (ii) after the occurrence and during the continuance of a Event of Default, in any amount, all or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents, and, in either case, such Assignee shall assume such rights and obligations, pursuant to a Transfer Supplement in substantially the form of Exhibit E hereto executed by such Assignee and such transferor Bank; provided, that if no Event of

Default shall have occurred and be continuing, such assignment shall be subject to the Administrative Agent's and Borrower's consent, which consent shall not be unreasonably withheld or delayed; and provided further that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, Borrower's consent shall not be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and no further consent or action by any party shall be required and the transferor Bank shall be released from its obligations hereunder to a corresponding extent. In connection with any such assignment (other than an assignment by a Bank to an affiliate), the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of JPY500,000. If the Assignee is established under the laws of a jurisdiction other than Japan and is acting hereunder through a Lending Office in Japan, it shall deliver to AMB LP and the Administrative Agent a certificate from the relevant tax authorities certifying that any and all payments by a Credit Party to or for the account of the Assignee constitutes domestic source income (as provided for in Article 180 of the Income Tax Law of Japan (Law No. 33, 1965)) in accordance with Section 8.4. Any assignment made during the continuation of an Event of Default shall not be affected by any subsequent cure of such Event of Default.

            (d) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with AMB LP's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            (e) No Assignee of any rights and obligations under this Agreement shall be permitted to further assign less than all of such rights and obligations. No participant in any rights and obligations under this Agreement shall be permitted to sell subparticipations of such rights and obligations.

            (f) Anything in this Agreement to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, no Bank shall be permitted to enter into an assignment of, or sell a participation interest in, its rights and obligations hereunder which would result in such Bank holding a Commitment without participants of less than JPY350,000,000 unless as a result of a cancellation or reduction of the aggregate Commitments (or in the case of the Administrative Agent, less than the Commitment of any other Bank); provided, however, that no Bank shall be prohibited from assigning its entire Commitment so long as such assignment is otherwise permitted under this Section 9.6.

            SECTION 9.7. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.8. Governing Law; Submission to Jurisdiction; Judgment Currency.

            (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT FOR THE MORTGAGES AND ADDITIONAL MORTGAGES, WHICH SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF JAPAN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

            (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document (except for the Mortgages and the Additional Mortgages) and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Each Credit Party irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Credit Parties at its address set forth below. Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any such other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

            (c) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be the spot rate at which in accordance with normal banking procedures the first currency could be purchased in New York City with such other currency by the person obtaining such judgment on the Business Day preceding that on which final judgment is given.

            (d) The parties agree, to the fullest extent that they may effectively do so under applicable law, that the obligations of the Credit Parties to make payments in any currency of the principal of and interest on the Loans of Borrower and any other amounts due from each Credit Party hereunder to the Administrative Agent as provided herein (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with Section 9.8(c)), in any currency other than the relevant currency, except to the extent that such tender or recovery shall result in the actual receipt by the Administrative Agent at its relevant office on behalf of the Banks of the full amount of the relevant currency expressed to be payable in respect of the principal of and interest on the Loans and all other amounts due hereunder (it being assumed for purposes of this clause (i) that the Administrative Agent will convert any amount tendered or recovered into the relevant currency on the date of such tender or recovery), (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the relevant currency the amount, if any, by which such actual receipt shall fall short of the full amount of the relevant currency so expressed to be payable and (iii) shall not be affected by an unrelated judgment being obtained for any other sum due under this Agreement.

            SECTION 9.9. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent and the Credit Parties of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 9.11. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

            SECTION 9.12. Intentionally Deleted.

            SECTION 9.13. Limitation of Liability. No claim may be made by any Credit Party or any other Person acting by or through Borrower against the Administrative Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            SECTION 9.14. Recourse Obligation. This Agreement and the Obligations hereunder are fully recourse to the Credit Parties. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against any officer, director, shareholder or employee of any Credit Party or any general partner of any Credit party (other than AMB Corporation as the General Partner of AMB LP), in each case except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee or such general partner.

            SECTION 9.15. Confidentiality. The Administrative Agent and each Bank shall use reasonable efforts to assure that information about the Credit Parties and their Subsidiaries and Investment Affiliates, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to Administrative Agent or any Bank pursuant to the provisions hereof or any other Loan Document is used only for the purposes of this Agreement and shall not be divulged to any Person other than the Administrative Agent, the Banks, and their affiliates and respective officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan and other transactions between such Bank and the Credit Parties, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights and exercise of any remedies of the Administrative Agent and the Banks hereunder and under the other Loan Documents, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section 9.6 hereof, who have agreed in writing to be bound by a confidentiality agreement substantially equivalent to the terms of this Section 9.15, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Administrative Agent or any Bank or by any applicable law, rule, regulation or judicial process (but only to the extent not in violation, conflict or inconsistent with the applicable regulatory requirement, request, summons or subpoena); provided, however, that in the event a Bank receives a summons or subpoena to disclose confidential information to any party, such Bank shall, if legally permitted, endeavor to notify AMB LP thereof as soon as possible after receipt of such request, summons or subpoena and the Credit Parties shall be afforded an opportunity to seek protective orders, or such other confidential treatment of such disclosed information, as the Credit Parties and Administrative Agent may deem reasonable.

            SECTION 9.16. Bank's Failure to Fund.

            (a) If a Bank does not advance to Administrative Agent such Bank's Pro Rata Share of a Loan in accordance herewith, then neither Administrative Agent nor the other Banks shall be required or obligated to fund such Bank's Pro Rata Share of such Loan.

            (b) As used herein, the following terms shall have the meanings set forth below:

                  (i) "Defaulting Bank" shall mean any Bank which (x) does not advance to the Administrative Agent such Bank's Pro Rata Share of a Loan in accordance herewith for a period of five (5) Tokyo Business Days after notice of such failure from Administrative Agent, (y) shall otherwise fail to perform such Bank's obligations under the Loan Documents for a period of five (5) Tokyo Business Days after notice of such failure from Administrative Agent, or (z) shall fail to pay the Administrative Agent or any other Bank, as the case may be, upon demand, such Bank's Pro Rata Share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of the Loan Documents for a period of five (5) Tokyo Business Days after notice of such failure from Administrative Agent, and in all cases, such failure is not as a result of a good faith dispute as to whether such advance is properly required to be made pursuant to the provisions of this Agreement, or as to whether such other performance or payment is properly required pursuant to the provisions of this Agreement.

                  (ii) "Junior Creditor" means any Defaulting Bank which has not (x) fully cured each and every default on its part under the Loan Documents and (y) unconditionally tendered to the Administrative Agent such Defaulting Bank's Pro Rata Share of all costs, expenses and disbursements required to be paid or reimbursed pursuant to the terms of the Loan Documents.

                  (iii) "Payment in Full" means, as of any date, the receipt by the Banks who are not Junior Creditors of an amount of cash, in Yen, sufficient to indefeasibly pay in full all Senior Debt.

                  (iv) "Senior Debt" means (x) collectively, any and all indebtedness, obligations and liabilities of any Credit Party to the Banks who are not Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(e) or (f)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

                  (v) "Subordinated Debt" means (x) any and all indebtedness, obligations and liabilities of any Credit Party to one or more Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(e) or (f)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and
(y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

            (c) Immediately upon a Bank's becoming a Junior Creditor and until such time as such Bank shall have cured all applicable defaults, no Junior Creditor shall, prior to Payment in Full of all Senior Debt:

                  (i) accelerate, demand payment of, sue upon, collect, or receive any payment upon, in any manner, or satisfy or otherwise discharge, any Subordinated Debt, whether for principal, interest and otherwise;

                  (ii) take or enforce any Liens to secure Subordinated Debt or attach or levy upon any assets of any Credit Party, to enforce any Subordinated Debt;

                  (iii) enforce or apply any security for any Subordinated Debt; or

                  (iv) incur any debt or liability, or the like, to, or receive any loan, return of capital, advance, gift or any other property, from, any Credit Party.

            (d)   In the event of:

                  (i) any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization, readjustment, composition or other similar proceeding relating to any Credit Party;

                  (ii) any liquidation, dissolution or other winding-up of any Credit Party, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

                  (iii) any assignment by any Credit Party for the benefit of creditors;

                  (iv) any sale or other transfer of all or substantially all assets of any Credit Party; or

                  (v)   any other marshaling of the assets of any Credit Party;

each of the Banks shall first have received Payment in Full of all Senior Debt before any payment or distribution, whether in cash, securities or other property, shall be made in respect of or upon any Subordinated Debt; provided, however, that if a Japanese court does not uphold the foregoing agreement contained in this sentence and applies different rules of distribution in the insolvency proceedings of the Borrower or the judicial foreclosure of the Mortgage, the parties shall comply with the rules of distribution adopted by such court and the last sentence of this paragraph shall apply. Any payment or distribution, whether in cash, securities or other property that would otherwise be payable or deliverable in respect of Subordinated Debt to any Junior Creditor but for this Agreement shall be paid or delivered directly to the Administrative Agent for distribution to the Banks in accordance with this Agreement until Payment in Full of all Senior Debt;

provided, however, that if a Japanese court does not permit the direct delivery to the Administrative Agent of the amount deliverable to any Junior Creditor in the context of the insolvency proceeding of the Borrower or the judicial foreclosure of the Mortgage, the next sentence shall apply. If any Junior Creditor receives any such payment or distribution, it shall promptly pay over or deliver the same to the Administrative Agent for application in accordance with the preceding sentence.

            (e) Each Junior Creditor shall file in any bankruptcy or other proceeding of any Credit Party in which the filing of claims is required by law, all claims relating to Subordinated Debt that such Junior Creditor may have against any Credit Party and assign to the Banks who are not Junior Creditors all rights of such Junior Creditor thereunder. If such Junior Creditor does not file any such claim prior to forty-five (45) days before the expiration of the time to file such claim, Administrative Agent, as attorney-in-fact for such Junior Creditor, is hereby irrevocably authorized to do so in the name of such Junior Creditor or, in Administrative Agent's sole discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Administrative Agent shall, to the exclusion of each Junior Creditor (insofar as permitted by the applicable Governmental Rules), have the sole right, subject to Section 9.5 hereof, to accept or reject any plan proposed in any such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Administrative Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Junior Creditor hereby transfers and assigns to the Administrative Agent all of the Junior Creditor's rights to any such payments or distributions to which Junior Creditor would otherwise be entitled.

            (f)   (i)   If any payment or distribution of any character or any
security, whether in cash, securities or other property, shall be received by any Junior Creditor in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, Administrative Agent for application to the payment of all Senior Debt, to the extent necessary to achieve Payment in Full. In the event of the failure of any Junior Creditor to endorse or assign any such payment, distribution or security, Administrative Agent is hereby irrevocably authorized to endorse or assign the same as attorney-in-fact for such Junior Creditor.

                  (ii) Each Junior Creditor shall take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions that Administrative Agent may require from time to time in order to prove or realize upon any rights or claims pertaining to Subordinated Debt or to effectuate the full benefit of the subordination contained herein) as may, in Administrative Agent's sole and absolute discretion, be necessary or desirable to assure the effectiveness of the subordination effected by this Agreement.

            (g)   (i)    Each Bank that becomes a Junior Creditor understands
and acknowledges by its execution hereof that each other Bank is entering into this Agreement and the Loan Documents in reliance upon the absolute subordination in right of payment and in time of payment of Subordinated Debt to Senior Debt as set forth herein.

                  (ii) Only upon the Payment in Full of all Senior Debt shall any Junior Creditor be subrogated to any remaining rights of the Banks which are not Defaulting Banks to receive payments or distributions of assets of Borrower made on or applicable to any Senior Debt.

                  (iii) Each Junior Creditor agrees that it will deliver all instruments or other writings evidencing any Subordinated Debt held by it to Administrative Agent, promptly after request therefor by the Administrative Agent.

                  (iv) No Junior Creditor may at any time sell, assign or otherwise transfer any Subordinated Debt, or any portion thereof, including, without limitation, the granting of any Lien thereon, unless and until satisfaction of the requirements of Section 9.6 above and the proposed transferee shall have assumed in writing the obligation of the Junior Creditor to the Banks under this Agreement, in a form acceptable to the Administrative Agent.

                  (v) If any of the Senior Debt, should be invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between the Banks which are not Defaulting Banks and all Junior Creditors, shall be and be deemed to remain in full force and effect.

                  (vi) Each Junior Creditor hereby irrevocably waives, in respect of Subordinated Debt, all rights (x) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under Japanese national or local law or any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (y) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to any Credit Party. Without limiting the generality of the foregoing, each Junior Creditor hereby specifically waives (A) the right to seek to give credit (secured or otherwise) to any Credit Party in any way under Section 364 of the Bankruptcy Code (or any similar sections hereafter in effect under Japanese national or local law or any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors) unless the same is subordinated in all respects to Senior Debt in a manner acceptable to Administrative Agent in its sole and absolute discretion and (B) the right to receive any collateral security (including, without limitation, any "super priority" or equal or "priming" or replacement Lien) for any Subordinated Debt unless the Banks which are not Defaulting Banks have received a senior position acceptable to the Banks in their sole and absolute discretion to secure all Senior Debt (in the same collateral to the extent collateral is involved).

            (h)   (i)   In addition to and not in limitation of the
subordination effected by this Section 9.16, the Administrative Agent and each of the Banks which are not Defaulting Banks may in their respective sole and absolute discretion, also exercise any and all other rights and remedies available at law or in equity in respect of a Defaulting Bank; and

                  (ii) The Administrative Agent shall give each of the Banks notice of the occurrence of a default under this Section 9.16 by a Defaulting Bank and if the Administrative Agent and/or one or more of the other Banks shall, at their option, fund any amounts required to be paid or advanced by a Defaulting Bank, the other Banks who have elected not to fund any portion of such amounts shall not be liable for any reimbursements to the Administrative Agent and/or to such other funding Banks.

            (i) Notwithstanding anything to the contrary contained or implied herein, a Defaulting Bank shall not be entitled to vote on any matter as to which a vote by the Banks is required hereunder, including, without limitation, any actions or consents on the part of the Administrative Agent as to which the approval or consent of all the Banks or the Required Banks or Majority Banks is required under Article VIII, Section 9.5 or elsewhere, so long as such Bank is a Defaulting Bank; provided, however, that in the case of any vote requiring the unanimous consent of the Banks, if all the Banks other than the Defaulting Bank shall have voted in accordance with each other, then the Defaulting Bank shall be deemed to have voted in accordance with such Banks.

            (j) Each of the Administrative Agent and any one or more of the Banks which are not Defaulting Banks may, at their respective option, (i) advance to Borrower such Bank's Pro Rata Share of the Loans not advanced by a Defaulting Bank in accordance with the Loan Documents, or (ii) pay to the Administrative Agent such Bank's Pro Rata Share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of this Agreement not theretofore paid by a Defaulting Bank. Immediately upon the making of any such advance by the Administrative Agent or any one of the Banks, such Bank's Pro Rata Share and the Pro Rata Share of the Defaulting Bank shall be recalculated to reflect such advance. All payments, repayments and other disbursements of funds by the Administrative Agent to the Banks shall thereupon and, at all times thereafter be made in accordance with such Bank's recalculated Pro Rata Share unless and until a Defaulting Bank shall fully cure all defaults on the part of such Defaulting Bank under the Loan Documents or otherwise existing in respect of the Loans or this Agreement, at which time the Pro Rata Share of the Bank(s) which advanced sums on behalf of the Defaulting Bank and of the Defaulting Bank shall be restored to their original percentages.

            SECTION 9.17. Banks' ERISA Covenant. Each Bank, by its signature hereto or on the applicable Transfer Supplement, hereby agrees (a) that on the date any Loan is disbursed hereunder no portion of such Bank's Pro Rata Share of such Loan will constitute "assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code, and (b) that following such date such Bank shall not allocate such Bank's Pro Rata Share of any Loan to an account of such Bank if such allocation (i) by itself would cause such Pro Rata Share of such Loan to then constitute "assets" (within the meaning of 29 C.F.R. Section 2510.3-101) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code and (ii) by itself would cause such Loan to constitute a prohibited transaction under ERISA or the Code (which is not exempt from the restrictions of Section 406 of ERISA and Section 4975 of the Code and the taxes and penalties imposed by
Section 4975 of the Code and Section 502(i) of ERISA) or Administrative Agent or any Bank being deemed in violation of Section 404 of ERISA.

            SECTION 9.18. Bank Ceasing to be a Qualified Institutional Investor.

            (a) Each Bank agrees that it shall immediately provide notice to the Administrative Agent and Borrower upon its receipt of knowledge that it will cease to be a Qualified Institutional Investor pursuant to the applicable laws of Japan.

            (b) In the event that during the Term any Bank ceases to be a Qualified Institutional Investor (such Bank, the "Non-QII Bank"), (i) the Non-QII Bank shall immediately provide notice thereof to the Administrative Agent and Borrower (to the extent the Non-QII Bank has not already provided such notice pursuant to 9.18(a) above) and (ii) regardless of whether the Non-QII Bank has actually delivered any such notice to the Administrative Agent and/or Borrower, the Administrative Agent shall have the immediate right, and shall use best efforts, to cause the Non-QII Bank to assign to a Qualified Institution all of the Non-QII Bank's rights and obligations under this Agreement and the other Loan Documents in accordance with Section 9.6(c), subject to the terms and conditions of Article 9.6, as applicable.

            (c) In the event the Administrative Agent is unable to cause the assignment of the Non-QII Bank's rights and obligations under this Agreement and the other Loan Documents, and provided that the total amount of Commitments outstanding with respect all of the Banks other than the Non-QII Bank (such Banks, the "QII Banks") exceeds the total outstanding Loans of the Non-QII Bank as of such date, Borrower shall be deemed to have made a Base Rate Borrowing for the amount of such outstanding Commitments necessary to pay in full the total outstanding Loans of the Non-QII Bank (and Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.2 and all other conditions to such Borrowing shall be deemed waived or satisfied). Such Borrowing shall be used to pay the Non-QII Bank's Loans in full. Upon payment in full of the Loans of the Non-QII Bank, the Non-QII Bank shall cease to be a Bank hereunder.

            (d) In the event the Administrative Agent is unable to cause the assignment of the Non-QII Bank's rights and obligations under this Agreement and the other Loan Documents, and the total outstanding Loans of the Non-QII Bank exceed the total amount of Commitments outstanding with respect all of the QII Banks as of such date, Borrower shall be deemed to have made a Base Rate Borrowing for the total amount of such outstanding Commitments (and Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.2 and all other conditions to such Borrowing shall be deemed waived or satisfied). Such Borrowing shall be applied toward the payment of the Non-QII Bank's Loans and Borrower shall pay the balance of the Non-QII Bank's Loans to the extent Borrower has funds available. Upon payment in full of the Loans of the Non-QII Bank, the Non-QII Bank shall cease to be a Bank hereunder.

            (e) Notwithstanding anything to the contrary contained herein, Borrower shall have the right at any time to pay in full the Loans of any Non-QII Bank.

            SECTION 9.19. Release. At such time as the Obligations have been paid in full, the Administrative Agent and each Bank shall take such actions (at Borrower's sole cost and expense) as are necessary to release the Liens created by this Agreement and the other Loan Documents.

            SECTION 9.20. English Language. If this Agreement or any of the other Loan Documents is translated into Japanese or any other language for the convenience of the parties or either of them, the English language version shall for all purposes be deemed to be the definitive and binding version hereof or thereof; except for Exhibit A hereto, the Mortgages and the Additional Mortgages which shall be executed in Japanese and for which only the Japanese version shall govern.

            SECTION 9.21. USA PATRIOT ACT. Each Bank hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Bank to identify each Credit Party in accordance with the Act.

            SECTION 9.22. OFAC List.

            (a) The Guarantors certify to the Administrative Agent and each Bank that neither they nor Borrower has been designated as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list (the "OFAC List"). Upon the request of Administrative Agent given at reasonable intervals, each Guarantor will update the foregoing information.

            (b) Each of the Administrative Agent and each Bank certify to the Guarantors and Borrower that it has not been designated as a "specially designated national and blocked person" on the OFAC list. Upon the request of any Guarantor or Borrower given at reasonable intervals, the Administrative Agent or any Bank will update the foregoing information.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             BORROWER:

                             AMB TOKAI TMK,
                             a Japan tokutei mokuteki kaisha
                             Sanno Park Tower
                             11-1 Nagatacho 2-chome
                             Chiyoda-ku, Tokyo

                             By: /s/ Michael A. Coke
                                -----------------------------
                             Name: Michael A. Coke
                             Title: Director

[To be signed and sealed]

                             GUARANTORS:

                             AMB PROPERTY, L.P.,
                             a Delaware limited partnership

                             By: AMB Property Corporation,
                                 a Maryland corporation,
                                 its sole general partner


                                 By:   /s/ Michael A. Coke
                                    --------------------------------------------
                                 Name: Michael A. Coke
                                 Title: Executive Vice President and Chief
                                        Financial Officer

                             AMB PROPERTY CORPORATION,
                             a Maryland corporation

                             By:   /s/ Michael A. Coke
                                ------------------------------------------------
                             Name: Michael A. Coke
                             Title: Executive Vice President and Chief Financial
                                    Officer

                             SUMITOMO MITSUI BANKING CORPORATION,
                             as Administrative Agent,
                             Sole Lead Arranger, Bookmanager, and a Bank

                             By:   /s/ Shigeru Ishida
                                -----------------------------------------
                             Name: Shigeru Ishida
                             Title: General Manager
                                    Global Client Business Department

                             TOTAL COMMITMENT: JPY4,500,000,000

                             MIZUHO BANK, LTD.,
                             as Documentation Agent and a Bank

                             By:   /s/ Mizuho Bank, Ltd.
                                -----------------------------------------
                             Name:
                             Title:

                             TOTAL COMMITMENT: JPY4,500,000,000

                             SHINSEI BANK, LIMITED,
                             as a Bank

                             By:   /s/ Hideaki Ichikawa
                                -----------------------------------------
                             Name: Hideaki Ichikawa
                             Title: RM Business Head III,
                                    General Manager, Corporate Banking
                                    Business Division IX

                             TOTAL COMMITMENT: JPY4,500,000,000

                             THE BANK OF TOKYO-MITSUBISHI, LTD.,
                             as a Bank

                             By:   /s/ The Bank of Tokyo-Mitsubishi, Ltd.
                                -----------------------------------------
                             Name:
                             Title:

                             TOTAL COMMITMENT: JPY3,000,000,000

                             SAITAMA RESONA BANK, LTD.,
                             as a Bank

                             By:   /s/ Tadahiro Tone
                                -----------------------------------------
                             Name: Tadahiro Tone
                             Title: President

                             TOTAL COMMITMENT: JPY2,000,000,000

                             UFJ BANK LIMITED,
                             as a Bank

                             By:    /s/ UFJ Bank Limited
                                -----------------------------------------
                             Name:
                             Title:

                             TOTAL COMMITMENT: JPY1,500,000,000

                                 Schedule 1.1(b)
                   Initial Qualifying Unencumbered Properties

                                 (see attached)

                                 Schedule 4.1(d)

                                  Disclosure of
                        Additional Material Indebtedness

                                      NONE.

                                 Schedule 4.1(f)

                          Guarantor CBA and ERISA Plans

The employees of AMB Property, L.P. may currently participate in a 401(K) Plan.

Other benefits for employees include: health care plans, dental care, vision care, stock option and incentive plan, non-qualified deferred compensation plan (for officers only), life insurance and accidental death and dismemberment plan, flexible spending account, travel/accident insurance, short-term disability, long-term disability, sick time, vacation time, personal days, holidays, employee assistance program, work/life benefits, and direct paycheck deposit.

                               Schedule 5.11(c)(1)

                           AMB Corporation Investments

                        AMB Property Holding Corporation
                       AMB Property Holding II Corporation
                      AMB Property Holding III Corporation
                                Texas AMB I, LLC

                               Schedule 5.11(c)(2)

                           AMB Corporation Properties

                        AMB Property Holding Corporation
                       AMB Property Holding II Corporation
                      AMB Property Holding III Corporation
                                Texas AMB I, LLC

                                    EXHIBIT A

                        Description of the Tokai Property

                                   EXHIBIT B-1

                                Form of Mortgage

                                   EXHIBIT B-2

                           Form of Additional Mortgage

                                    EXHIBIT C

                                 Form of Consent

                              [JAPANESE CHARACTERS]

                      PRIOR CONSENT CONCERNING AMENDMENT TO
                          ORGANIZATIONAL DOCUMENTS AND
                             ASSET LIQUIDATION PLAN

                              [JAPANESE CHARACTERS]

Pursuant to Article 118-2, Paragraph 3 (2) of the Law Concerning Asset Liquidation of Assets, we hereby consent, as an interested party, to amend the Asset Liquidation Plan of AMB TOKAI TMK (which was filed on July 15, 2004 with the Kanto Local Finance Bureau together with the notice of commencement of business, as the same may have been amended) and any related amendments to AMB TOKAI TMK organizational documents as described in the Exhibit attached hereto.

[JAPANESE CHARACTERS]

Date:__________________

      [JAPANESE CHARACTERS]  :

       Address              :

       [JAPANESE CHARACTERS] :

       Name                 :

           [JAPANESE CHARACTERS] :

           Representative        _______________________________ (signature)

                          ____________________________ (signature)

[NOTE: EACH BANK TO SIGN IN BOTH SPACES. SECOND SIGNATURE IS DEEMED TO AUTHORIZE CORRECTIONS AND COMPLETION OF ABOVE.]

                                    EXHIBIT D

                                     Notices

Borrower:

AMB Tokai TMK
Sanno Park Tower, 5th Floor
11-1, Nagatacho 2-chome
Chiyoda-ku, Tokyo 100-6105
Japan
Attention: Mr. Frederick E. Wyler
           Director
Facsimile: +81-3-6225-9601 and +1-415-394-9001
Telephone: +1-415-394-9000

and with a copy to:

AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111
USA
Attention: General Counsel
Facsimile: +1-415-394-9001
Telephone: +1-415-394-9000

and

AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111
Attn: Senior Vice President
           Capital Markets
Facsimile: +1-415-394-9001
Telephone: +1-415- 394-9000

AMB Property, L.P.:

AMB Property, L.P.
c/o AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111
USA
Attention: General Counsel
Facsimile: +1-415-394-9001
Telephone: +1-415-394-9000
 and

c/o AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111
Attn: Senior Vice President
      Capital Markets
Facsimile: +1-415-394-9001
Telephone: +1-415-394-9000

AMB Property Corporation:

AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111
USA
Attention: General Counsel
Facsimile: +1-415-394-9001
Telephone: +1-415- 394-9000

and

AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111
Attn: Senior Vice President
      Capital Markets
Facsimile: +1-415-394-9001
Telephone: +1-415-394-9000

Administrative Agent:

Sumitomo Mitsui Banking Corporation
Yusen-Odenmacho Build.
13-6, Kodenma-cho
Nihonbashi Chuo-ku
Tokyo 103-0001, Japan
Attention: Credit Control and Administration Group
Facsimile: +81-3-3501-8539
Telephone: +81-3-3592-8742

                                    EXHIBIT E

                           Form of Transfer Supplement

                                    EXHIBIT F

                Organizational and Structural Chart for Borrower

                                    EXHIBIT G

                           Form of Notice of Borrowing

                                                                          [Date]

Sumitomo Mitsui Banking Corporation,
As Administrative Agent
Yusen-Odenmacho Build.
13-6, Kodenma-cho
Nihonbashi Chuo-ku
Tokyo 103-0001, Japan
Attention: Credit Control and Administration Group

      Re: Credit Facility Agreement, dated as of November 24, 2004 (the "Credit Agreement"), AMB Tokai TMK, as Borrower (the "Borrower"), AMB Property, L.P., as Guarantor, AMB Property Corporation, as Guarantor, the Banks listed on the signature pages thereof, and Sumitomo Mitsui Banking Corporation, as Administrative Agent

      This Notice of Borrowing is delivered pursuant to Sections 2.2 and 3.2(a) of the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. Borrower hereby requests to borrower a Loan as follows:

1.    Date of Borrowing:  ____________________________

2.    Amount of Borrowing: ____________________________

3.    Interest Period: [ 1 month/ 3 months  /   6  months]

4.    Payment instructions: Deposit into the Syndication Account

5.    First Interest Period Date: ____________________________

6.    Interest Rate for first Interest Period: [ Base Rate / TIBOR / Agent Rate]

7. Subsequent Interest Period Dates: [_____(___)] day of each [__________, __________, __________ and __________]

Borrower hereby certifies that as of the date of this Notice of Borrowing, no Default or Event of Default has occurred and is continuing.

                                     Very truly yours,

                                     TOKAI TMK,
                                     a Japan tokutei mokuteki kaisha
                                     Sanno Park Tower

                                     11-1 Nagatacho 2-chome
                                     Chiyoda-ku, Tokyo
                                     [    ]
                                     Director

                                    EXHIBIT H

                   Form of Notice of Interest Period Election

                                                                          [Date]

Sumitomo Mitsui Banking Corporation,
As Administrative Agent
Yusen-Odenmacho Build.
13-6, Kodenma-cho
Nihonbashi Chuo-ku
Tokyo 103-0001, Japan
Attention: Credit Control and Administration Group

      Re: Credit Facility Agreement, dated as of November 24, 2004 (the "Credit Agreement"), AMB Tokai TMK, as Borrower (the "Borrower"), AMB Property, L.P., as Guarantor, AMB Property Corporation, as Guarantor, the Banks listed on the signature pages thereof, and Sumitomo Mitsui Banking Corporation, as Administrative Agent

      This Notice of Interest Period Election is delivered pursuant to Section
2.7 of the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. Borrower hereby requests to change the Interest Period and Interest Period Dates for the Loans comprising the outstanding Borrowing described below, with effect from the next Interest Period Date for such Borrowing, as follows:

1.    Date of applicable Borrowing: ____________________________

2.    Initial Amount of applicable Borrowing: ____________________________

3.    Next Interest Period Date: ____________________________

4. New Interest Period commencing Next Interest Period Date: [ 1 month/ 3 months / 6 months]

5.    New Interest Period Dates: [_____(___)] day of each [____________]

                                       Very truly yours,

                                       AMB TOKAI TMK,
                                       a Japan tokutei mokuteki kaisha
                                       Sanno Park Tower
                                       11-1 Nagatacho 2-chome
                                       Chiyoda-ku, Tokyo
                                       [   ]
                                       Director

                                    EXHIBIT I

                          Form of Notice of Prepayment

                                                                          [Date]

Sumitomo Mitsui Banking Corporation,
As Administrative Agent
Yusen-Odenmacho Build.
13-6, Kodenma-cho
Nihonbashi Chuo-ku
Tokyo 103-0001, Japan
Attention: Credit Control and Administration Group

      Re: Credit Facility Agreement, dated as of November 24, 2004 (the "Credit Agreement"), AMB Tokai TMK, as Borrower (the "Borrower"), AMB Property, L.P., as Guarantor, AMB Property Corporation, as Guarantor, the Banks listed on the signature pages thereof, and Sumitomo Mitsui Banking Corporation, as Administrative Agent

      This Notice of Prepayment is delivered pursuant to Section 2.12 of the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. Borrower hereby notifies Administrative Agent that on the date of prepayment specified below it shall prepay outstanding Loans in the aggregate principal amount specified below, together with accrued interest thereon to the date of prepayment and any other amounts payable under the Credit Agreement as of such date of prepayment:

1.    Date of prepayment: ____________________________

2.    Aggregate principal of Loans to be prepaid: Y_______________________

[In accordance with Section 2.12(c), Borrower hereby cancels [all of the undrawn Commitments of the Banks / Y____________ of the undrawn Commitments of the Banks], which cancellation shall become effective upon prepayment of the Loans in accordance with the foregoing and Section 2.12 of the Credit Agreement.]

                                      Very truly yours,

                                      AMB TOKAI TMK,
                                      a Japan tokutei mokuteki kaisha
                                      Sanno Park Tower
                                      11-1 Nagatacho 2-chome
                                      Chiyoda-ku, Tokyo
                                      [   ]
                                      Director